                                                                    Exhibit 4(a)

================================================================================

                    B.F. SAUL REAL ESTATE INVESTMENT TRUST,

                                     Issuer

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                 --------------------------------------------

                                    Trustee



                               __________________



                                   Indenture

                           Dated as of March 25, 1998


                               _________________



                                  $200,000,000


                          9 3/4% Senior Secured Notes

                                    due 2008

                      9 3/4% Series B Senior Secured Notes

                                    due 2008

================================================================================

                     B.F. SAUL REAL ESTATE INVESTMENT TRUST

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of March 25, 1998


Trust Indenture                              Indenture
  Act Section                                Section
(S) 310(a)(1)       ...................        608(a)
     (a)(2)         ...................        608(a)
     (b)            ...................        609
(S) 312(c)          ...................        701
(S) 313(c)          ...................        702
(S) 314(a)          ...................        703
     (a)(4)         ...................        1008(a)
     (b)(1)         ...................        1213(b)
     (b)(2)         ...................        1213(c)
     (c)(1)         ...................        103
     (c)(2)         ...................        103
     (d)(1)         ...................        1213(a)(i)
     (d)(2)         ...................        1213(a)(ii)
     (d)(3)         ...................        1213(a)(iii)
     (e)            ...................        102
(S) 315(b)          ...................        602
(S) 316(a)(last
     sentence)      ...................        101 ("Outstanding")
     (a)(1)(A)      ...................        502, 512
     (a)(1)(B)      ...................        513
     (b)            ...................        508
     (c)            ...................        105(d)
(S) 317(a)(1)       ...................        503
     (a)(2)         ...................        504
     (b)            ...................        1003
(S) 318(a)          ...................        112

_____________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS



                                                                           Page
PARTIES...................................................................    1
RECITALS..................................................................    1

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.................................................    2
     Accumulated Interest.................................................    2
     Acquired Indebtedness................................................    2
     Act..................................................................    3
     Additional Interest..................................................    3
     Advisory Fees........................................................    3
     Affiliate............................................................    3
     Agent Member.........................................................    3
     Applicable Premium...................................................    3
     Asset Sale...........................................................    3
     Authenticating Agent.................................................    4
     Available Amount.....................................................    4
     Average Life to Stated Maturity......................................    4
     Bank.................................................................    4
     Bank Collateral Account..............................................    4
     Bank Common Stock....................................................    4
     Bank Contribution....................................................    4
     Bank Contribution Collateral.........................................    4
     Bank Contribution Collateral Account.................................    5
     Bank Stock...........................................................    5
     Bank Stock Purchase Amount...........................................    5
     Bank Tax Rate........................................................    5
     Board of Trustees....................................................    5
     Board Resolution.....................................................    5
     Business Day.........................................................    5
     Capital Maintenance Agreement........................................    5
     Capital Stock........................................................    5
     Capitalized Lease Obligation.........................................    6
     Cash Equivalents.....................................................    6
     Cash Flow--Indenture.................................................    6
     CCPCC................................................................    7
     CCPCC Preferred Stock................................................    7
     Certificates of Deposit..............................................    7

     Change of Control....................................................    7
     Closing Date.........................................................    8
     Collateral...........................................................    8
     Collateral Value.....................................................    8
     Commission...........................................................    8
     Consolidated Bank Net Income (Loss)..................................    8
     Consolidated Interest Expense........................................    8
     Consolidated Net Income (Loss).......................................    9
     Consolidated Net Worth...............................................    9
     Consolidated Tax Subsidiary..........................................    9
     Corporate Trust Office...............................................    9
     Corporation..........................................................   10
     Currency Agreements..................................................   10
     Custodian............................................................   10
     Custodian Account....................................................   10
     Custodian Agreement..................................................   10
     Default..............................................................   11
     Defaulted Interest...................................................   11
     Depositary...........................................................   11
     Disinterested Trustee................................................   11
     Event of Default.....................................................   11
     Exchange Act.........................................................   11
     Exchange Offer.......................................................   11
     Exchange Offer Registration Statement................................   11
     Exchange Securities..................................................   11
     Fair Market Value....................................................   11
     FDIA.................................................................   11
     FDIC.................................................................   11
     Federal Bankruptcy Code..............................................   12
     Financial Asset......................................................   12
     Generally Accepted Accounting Principles.............................   12
     GAAP.................................................................   12
     General Capital Requirement..........................................   12
     Global Securities....................................................   12
     Guaranteed Indebtedness..............................................   12
     Holder...............................................................   12
     Indebtedness.........................................................   12
     Indenture............................................................   13
     Initial Purchasers...................................................   13
     Initial Securities...................................................   13
     Interest Payment Date................................................   14
     Interest Rate Agreements.............................................   14
     Investment...........................................................   14

     Investment Property..................................................   14
     knowledge............................................................   14
     Lien.................................................................   14
     Management Agreements................................................   14
     Margin Securities....................................................   15
     Market Value.........................................................   15
     Material Subsidiary..................................................   15
     Maturity.............................................................   15
     Moody's..............................................................   15
     New Obligor..........................................................   15
     Nonrecourse Indebtedness.............................................   16
     Non-U.S. Person......................................................   16
     Officers' Certificate................................................   16
     Offshore Global Securities...........................................   16
     Offshore Physical Securities.........................................   16
     Offshore Security Exchange Date......................................   16
     Operating Cash Flow Coverage Ratio...................................   16
     Opinion of Counsel...................................................   16
     OTS..................................................................   16
     Outstanding..........................................................   17
     Partnership Units....................................................   17
     Paying Agent.........................................................   18
     Permitted Holders....................................................   18
     Permitted Indebtedness...............................................   18
     Permitted Investment.................................................   19
     Permitted Subsidiary Indebtedness....................................   20
     Person...............................................................   21
     Physical Securities..................................................   21
     PIK Preferred Stock..................................................   21
     Pledged Bank Stock...................................................   22
     Predecessor Security.................................................   22
     Preferred Stock......................................................   22
     Private Placement Legend.............................................   22
     QIB..................................................................   22
     Qualified Capital Stock..............................................   22
     Real Estate Property.................................................   22
     Redeemable Capital Stock.............................................   22
     Redemption Date......................................................   22
     Redemption Price.....................................................   22
     Registration Rights Agreement........................................   23
     Regular Record Date..................................................   23
     Regulation S.........................................................   23
     Regulatory Capital Requirements......................................   23

     Reimbursement Agreement..............................................   23
     Responsible Officer..................................................   23
     Restricted Subsidiary................................................   23
     Retail Notes.........................................................   24
     Rule 144A............................................................   24
     S&P..................................................................   24
     Sale Deficit Amount..................................................   24
     Saul Holdings Partnership............................................   24
     Secured Obligations..................................................   24
     Securities...........................................................   24
     Securities Act.......................................................   24
     Securities Intermediary..............................................   24
     Securitization Entity................................................   24
     Security Entitlement.................................................   24
     Security Register and Security Registrar.............................   24
     Series B Preferred Stock.............................................   25
     Shelf Registration Statement.........................................   25
     Single Asset Subsidiary..............................................   25
     Special Record Date..................................................   25
     Stated Maturity......................................................   25
     Subordinated Indebtedness............................................   25
     Subsidiary...........................................................   25
     Substitution.........................................................   25
     Substitution Date....................................................   25
     Surviving Entity.....................................................   25
     Tax Collateral.......................................................   25
     Tax Payment Collateral...............................................   25
     Tax Payment Collateral Account.......................................   26
     Tax Sharing Agreement................................................   26
     Tax Sharing Payment..................................................   26
     13% Preferred Stock..................................................   26
     Treasury Rate........................................................   26
     Trust................................................................   27
     Trust Indenture Act..................................................   27
     TIA..................................................................   27
     Trust Nonrecourse Indebtedness.......................................   27
     Trust Request or Trust Order.........................................   27
     Trustee..............................................................   27
     Uniform Commercial Code..............................................   27
     Unrestricted Subsidiary..............................................   27
     U.S. Global Security.................................................   28
     U.S. Government Obligations..........................................   28
     U.S. Government Securities...........................................   28
     U.S. Physical Securities.............................................   28


     Vice President.......................................................   28
     Voting Stock.........................................................   28
     Wholly Owned Restricted Subsidiary...................................   29
     Wholly Owned Subsidiary..............................................   29

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 102.  Incorporation by Reference of Trust Indenture Act...........   29
SECTION 103.  Compliance Certificates and Opinions........................   29
SECTION 104.  Form of Documents Delivered to Trustee......................   30
SECTION 105.  Acts of Holders.............................................   31
SECTION 106.  Notices, Etc., to Trustee and Trust.........................   32
SECTION 107.  Notice to Holders; Waiver...................................   32
SECTION 108.  Effect of Headings and Table of Contents....................   33
SECTION 109.  Successors and Assigns......................................   33
SECTION 110.  Separability Clause.........................................   33
SECTION 111.  Benefits of Indenture.......................................   33
SECTION 112.  Governing Law...............................................   33
SECTION 113.  Legal Holidays..............................................   33
SECTION 114.  Execution of Agreement by Trust.............................   34

                                  ARTICLE TWO
                                 SECURITY FORMS

SECTION 201.  Forms Generally.............................................   34
SECTION 202.  Restrictive Legends.........................................   35

                                 ARTICLE THREE
                                 THE SECURITIES

SECTION 301.  Amount and Terms............................................   38
SECTION 302.  Denominations...............................................   39
SECTION 303.  Execution, Authentication, Delivery and Dating..............   39
SECTION 304.  Temporary Securities........................................   41
SECTION 305.  Registration, Registration of Transfer and Exchange.........   41
SECTION 306.  Book-Entry Provisions for Global Securities.................   42
SECTION 307.  Transfer Provisions.........................................   44
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities............   53
SECTION 309.  Payment of Interest; Interest Rights Preserved..............   53
SECTION 310.  Persons Deemed Owners.......................................   55

SECTION 311.  Cancellation................................................   55
SECTION 312.  Computation of Interest.....................................   55
SECTION 313.  CUSIP Numbers...............................................   55

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.....................   56
SECTION 402.  Application of Trust Money..................................   57

                                  ARTICLE FIVE
                                    REMEDIES

SECTION 501.  Events of Default...........................................   57
SECTION 502.  Acceleration of Maturity; Rescission and Annulment..........   60
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
               Trustee....................................................   62
SECTION 504.  Trustee May File Proofs of Claim............................   63
SECTION 505.  Trustee May Enforce Claims Without Possession of
               Securities.................................................   64
SECTION 506.  Application of Money Collected..............................   64
SECTION 507.  Limitation on Suits.........................................   65
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
               and Interest...............................................   66
SECTION 509.  Restoration of Rights and Remedies..........................   66
SECTION 510.  Rights and Remedies Cumulative..............................   66
SECTION 511.  Delay or Omission Not Waiver................................   66
SECTION 512.  Control by Holders..........................................   67
SECTION 513.  Waiver of Past Defaults.....................................   67
SECTION 514.  Waiver of Stay or Extension Laws............................   67
SECTION 515.  Undertaking for Costs.......................................   67
SECTION 516.  Nonrecourse Against the Trust or its Subsidiaries...........   68

                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities.........................   68
SECTION 602.  Notice of Defaults..........................................   69
SECTION 603.  Certain Rights of Trustee...................................   70
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of
               Securities.................................................   71
SECTION 605.  May Hold Securities.........................................   72
SECTION 606.  Money Held in Trust.........................................   72
SECTION 607.  Compensation and Reimbursement..............................   72
SECTION 608.  Corporate Trustee Required; Eligibility.....................   73
SECTION 609.  Resignation and Removal; Appointment of Successor...........   73

SECTION 610.  Acceptance of Appointment by Successor......................   75
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business.   76
SECTION 612.  Appointment of Authenticating Agent.........................   76

                                 ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

SECTION 701.  Disclosure of Names and Addresses of Holders................   78
SECTION 702.  Reports by Trustee..........................................   78
SECTION 703.  Reports by the Trust........................................   79

                                 ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Trust May Consolidate, Etc., Only on Certain Terms..........   80
SECTION 802.  Successor Substituted.......................................   81

                                  ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders..........   81
SECTION 902.  Supplemental Indentures with Consent of Holders.............   83
SECTION 903.  Execution of Supplemental Indentures........................   84
SECTION 904.  Effect of Supplemental Indentures...........................   84
SECTION 905.  Conformity with Trust Indenture Act.........................   84
SECTION 906.  Reference in Securities to Supplemental Indentures..........   84
SECTION 907.  Notice of Supplemental Indentures...........................   85
SECTION 908.  Payment for Consent.........................................   85

                                  ARTICLE TEN
                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium, if Any, Interest............    85
SECTION 1002.  Maintenance of Office or Agency............................    85
SECTION 1003.  Money for Security Payments to Be Held in Trust............    86
SECTION 1004.  Existence..................................................    87
SECTION 1005.  Payment of Taxes and Other Claims..........................    87
SECTION 1006.  Maintenance of Properties..................................    88
SECTION 1007.  Insurance..................................................    88
SECTION 1008.  Statement by Officers As to Default........................    88
SECTION 1009.  Provision of Financial Statements..........................    89
SECTION 1010.  Limitation on Indebtedness.................................    89
SECTION 1011.  Limitation on Restricted Payments..........................    90

SECTION 1012.  Limitation on Issuances and Sales of Capital Stock
                of Restricted Subsidiaries................................    94
SECTION 1013.  Limitation on Dividends from the Bank and Its
                Subsidiaries..............................................   95
SECTION 1014.  Limitation on Transactions with Affiliates.................    95
SECTION 1015.  Limitation on Liens........................................    97
SECTION 1016.  Restriction on Transfer of Assets to Subsidiaries..........    97
SECTION 1017.  Limitation on Asset Sales..................................    97
SECTION 1018.  Limitation on Restricted Subsidiaries......................    98
SECTION 1019.  Limitation on Dividend and Other Payment Restrictions
               Affecting Restricted Subsidiaries..........................    98
SECTION 1020.  Required Stock Ownership...................................    99
SECTION 1021.  Purchase of Securities upon a Change of Control............    99
SECTION 1022.  Obtaining a Rating on the Securities.......................   100
SECTION 1023.  Payment of Tax Sharing Payment.............................   100
SECTION 1024.  Amendments, Etc............................................   101
SECTION 1025.  Waiver of Certain Covenants................................   101

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption........................................   101
SECTION 1102.  Applicability of Article...................................   102
SECTION 1103.  Election to Redeem; Notice to Trustee......................   102
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed..........   102
SECTION 1105.  Notice of Redemption.......................................   102
SECTION 1106.  Deposit of Redemption Price................................   103
SECTION 1107.  Securities Payable on Redemption Date......................   103
SECTION 1108.  Securities Redeemed in Part................................   104

                                 ARTICLE TWELVE
                       SECURITY AND PLEDGE OF COLLATERAL

SECTION 1201.  Grant of Security Interest.................................   104
SECTION 1202.  Secured Obligations........................................   105
SECTION 1203.  Delivery, Investment and Release of Collateral.............   105
SECTION 1204.  Delivery and Holding of Collateral.........................   109
SECTION 1205.  Representations, Warranties and Covenants..................   110
SECTION 1206.  Further Assurances.........................................   112
SECTION 1207.  Dividends; Voting Rights; Etc..............................   112
SECTION 1208.  Trustee Appointed Attorney-in-Fact.........................   114
SECTION 1209.  Trustee May Perform........................................   114
SECTION 1210.  Remedies upon Event of Default.............................   114
SECTION 1211.  Application of Proceeds....................................   115

SECTION 1212.  Continuing Lien; Termination...............................   116
SECTION 1213.  Certificates and Opinions..................................   116
SECTION 1214.  Additional Covenants of the Trust..........................   118

                               ARTICLE THIRTEEN
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Trust's Option to Effect Defeasance or Covenant Defeasance..  119
SECTION 1302.  Defeasance and Discharge....................................  120
SECTION 1303.  Covenant Defeasance.........................................  120
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.............  121
SECTION 1305.  Deposited Money and U.S. Government Obligations
               to Be Held in Trust; Other Miscellaneous Provisions.........  123
SECTION 1306.  Reinstatement...............................................  123

                                ARTICLE FOURTEEN
                          SUBSTITUTION OF NEW OBLIGOR

SECTION 1401.  Substitution of Obligor Under the Indenture.................  124
SECTION 1402.  Supplemental Indenture......................................  126


TESTIMONIUM
SIGNATURES AND SEALS

EXHIBITS

Exhibit A -    Form of Securities, Trustee's Certificate of Authentication

Exhibit B -    Form of Certificate to Be Delivered upon Termination of
               Restricted Period

Exhibit C -    Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

Exhibit D -    Form of Certificate to Be Delivered in Connection with Transfers
               Pursuant to Regulation S

Exhibit E -    Form of Rule 144A Certificate

Exhibit F -    Form of Subordination Agreement

          INDENTURE, dated as of March 25, 1998 between B.F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust existing and operating under a declaration of trust governed by the laws of the State of Maryland (herein called the "Trust"), having its principal office at 8401 Connecticut Avenue, Chevy Chase, Maryland, and Norwest Bank Minnesota, National Association, a national bank duly organized and existing under the laws of the United States, Trustee (herein called the "Trustee").


                             RECITALS OF THE TRUST

          The Trust has duly authorized the creation of an issue of 9 3/4% Senior Secured Notes due 2008 (herein called the "Initial Securities") and 9 3/4% Series B Senior Secured Notes due 2008 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Trust has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Securities , if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          The Securities will be nonrecourse obligations of the Trust, and the sole recourse for the collection of principal, premium, if any, and interest on the Securities will be against the Pledged Bank Stock (as defined herein) and the other Collateral (as defined herein).

          All things necessary have been done to make the Securities, when executed by the Trust and authenticated and delivered hereunder and duly issued by the Trust, the valid obligations of the Trust and to make this Indenture a valid agreement of the Trust, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Twelve, are defined in that Article.

          "Accumulated Interest" means, as of any date of determination and without duplication, the aggregate amount of interest on the Securities paid or accrued since March 25, 1998.

          "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary of any other Person or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of such other Person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 105.

          "Additional Interest" has the meaning specified in Section 502.

          "Advisory Fees" means fees pursuant to that certain Amended and Restated Advisory Contract, dated as of October 1, 1992, between B.F. Saul Company and the Trust, as most recently amended by Amendment No. 8 thereto dated as of October 1, 1993, as the same may be further amended or supplemented in accordance with Section 1014.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Bank or the Trust or any of their Subsidiaries. The fact that an Affiliate of any specified Person is a partner (or a shareholder, director or officer of a partner) of a law firm that renders services to such specified Person or its Affiliates does not mean that the law firm is an Affiliate of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" has the meaning specified in Section 306.

          "Applicable Premium" means, with respect to a Security, the greater of
(i) 1.0% of the then outstanding principal amount of such Security and (ii) (a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of April 1, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Security minus (c) accrued and unpaid interest paid on the date of redemption.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Trust or its Restricted Subsidiaries; or (c) any other properties or assets of the Trust or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets or Capital Stock (i) that is governed by the provisions of Article Eight, (ii) of the Trust or any of its Restricted

Subsidiaries to the Trust or any Single Asset Subsidiary, (iii) in compliance with Section 1011 or (iv) that is governed by the provisions of Article Fourteen.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

          "Available Amount" has the meaning set forth in the definition of "Bank Contribution."

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bank" means Chevy Chase Bank, F.S.B., a federally chartered savings bank and a controlled subsidiary of the Trust.

          "Bank Collateral Account" means the Bank Collateral Account established by the Trust pursuant to Section 1204(b).

          "Bank Common Stock" means the Bank Stock and any other class or series of capital stock of the Bank not preferred to the Bank Stock as to dividends or distributions on the liquidation of the Bank or both.

          "Bank Contribution" means, as of any date of determination, the dollar amount, if any, by which (a) the aggregate amount of all dividends paid by the Bank to the Trust since October 1, 1997, exceeds (b) the sum of (i) Accumulated Interest, multiplied by (1 (one) - the Bank Tax Rate), plus (ii) 50% of the difference of (A) 80% of the cumulative Consolidated Bank Net Income (Loss) since October 1, 1997, minus (B) the amount determined pursuant to clause (b)(i) of this definition, minus (iii) the Bank Stock Purchase Amount; provided, however, that if at any time between October 1, 1997 and the date of determination of the Bank Contribution, the Trust shall own more or less than 80% of the outstanding common stock of the Bank, the Bank Contribution shall be calculated for each period of varying ownership as set forth in this definition by substituting the percentage ownership of common stock of the Bank for the 80% in clause (b)(ii)(A) of this definition; provided further that if the amount in clause (b) exceeds the amount in clause (a), the absolute value of such excess shall be referred to herein as the "Available Amount."

          "Bank Contribution Collateral" has the meaning set forth in Section 1203(d).

          "Bank Contribution Collateral Account" means the Bank Contribution Collateral Account established by the Trust pursuant to Section 1204(b).

          "Bank Stock" means the common stock, par value $1.00 per share, of the Bank.

          "Bank Stock Purchase Amount" means, as of the date of determination, the aggregate amount paid by the Bank and its Subsidiaries since March 25, 1998 (other than in shares of Qualified Capital Stock of the Bank) to purchase, redeem or otherwise acquire or retire for value any shares of Qualified Capital Stock of the Bank pursuant to paragraph (b)(x) of Section 1011.

          "Bank Tax Rate" means the weighted average combined effective state and federal tax rate for the Bank for the period from March 25, 1998 to the Substitution Date, determined as if the Bank were a stand alone taxpayer.

          "Board of Trustees" means either the board of trustees of the Trust or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Trust to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Minneapolis, Minnesota, Chevy Chase, Maryland, or The City of New York are authorized or obligated by law or executive order to close.

          "Capital Maintenance Agreement" means the May 17, 1988 Agreement between B.F. Saul Real Estate Investment Trust, the B.F. Saul Company and the FDIC (as successor to the Federal Savings and Loan Insurance Corporation) under which the Saul Company and the Trust agreed to maintain the Bank's regulatory capital at the levels prescribed by applicable regulatory requirements or any similar agreement required by the FDIC (including in connection with the Substitution or the subsequent distribution of the Capital Stock of the New Obligor by the Trust or any owner of Capital Stock of the Trust) or any guarantee of a capital plan that is submitted by the Bank pursuant to applicable law.

          "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock, with respect to a trust, shares or other evidence of beneficial interests, and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

          "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (a) cash; (b) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (c) certificates of deposit, time deposits, deposits in money market accounts or any other deposit accounts or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper or certificates of deposit rated as described in clause (d) below and that has combined capital and surplus and undivided profits of not less than $500,000,000; (d) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Trust and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody's; and (e) Partnership Units and Margin Securities; provided that for purposes of Section 1017, Cash Equivalents will also include (i) the assumption of Indebtedness of the Trust or any Restricted Subsidiary by the purchaser of the assets sold and the release of the Trust or such Restricted Subsidiary from all liability on such Indebtedness in connection with the subject Asset Sale, (ii) securities received by the Trust or any Restricted Subsidiary from the transferee that can be promptly converted by the Trust or such Restricted Subsidiary into cash, (iii) limited partnership interests in real estate partnerships that can be converted promptly and at will by the holder of such interests into cash or Margin Securities and (iv) a promissory note from the purchaser of the asset sold, provided that such note is secured by a first priority perfected security interest in the asset sold and provided further that such note is converted into Cash Equivalents of a type referred to in clauses (a) through and including (e) of this definition within one year after the date of the Asset Sale giving rise thereto.

          "Cash Flow--Indenture" means with respect to the Trust, for any period, all as determined in accordance with GAAP and without duplication, the sum of the following items for such period: (a) real estate operating income
(loss), plus (b) depreciation and amortization expense, plus (c) interest expense, plus (d) equity in losses of partnership investments, less (e) equity in earnings of partnership investments, plus (f) losses on sales of property, less (g) gains on sales of property, plus (h) non-cash charges, less (i) non-cash gains, plus (j) cash distributions received from partnership investments, plus (k) tax sharing payments paid by the Bank to the Trust, plus (l) dividends paid by the Bank to the Trust.

          "CCPCC" means Chevy Chase Preferred Capital Corporation, a Maryland corporation.

          "CCPCC Preferred Stock" means the 3,000,000 shares of 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A of CCPCC.

          "Certificates of Deposit" means certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that, in the case of any book-entry certificates of deposit, is organized under the laws of the State of New York, that (a) is a member of the Federal Reserve System; (b) has combined capital and surplus and undivided profits of not less than $500,000,000; (c) is not an Affiliate of the Trust; and (d) has (or the parent of which has) a short-term rating of at least A-1 by S&P and at least P-1 by Moody's.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the Voting Stock of the Trust; (b) the Trust consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Trust, in any such event pursuant to a transaction in which any Voting Stock of the Trust is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) any Voting Stock of the Trust is reclassified or changed into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period (or, in the case of the New Obligor, the period since the Substitution Date if shorter than two years), individuals who at the beginning of such period constituted the Board of Trustees of the Trust (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the stockholders of the Trust was approved by a vote of 66 2/3% of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Trust then in office; or (d) any final order, judgment or decree of a court of competent jurisdiction shall be entered against the Trust decreeing the dissolution or liquidation of the Trust.

          "Closing Date" means the date on which the Securities are originally issued under the Indenture.

          "Collateral" has the meaning specified in Section 1201.

          "Collateral Value" means, as of any date of determination, (a) for cash, the amount thereof and (b) for Certificates of Deposit and U.S. Government Securities, the principal amount thereof.

          "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Consolidated Bank Net Income (Loss)" means, for any period, the consolidated net income (or loss) of the Bank and its consolidated Subsidiaries for such period as determined in accordance with GAAP (net of cash and non-cash dividends due (whether or not declared) on outstanding (excluding treasury stock) Redeemable Capital Stock or outstanding (excluding treasury stock) Preferred Stock of the Bank), adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of the Bank carried forward), less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any Person (other than the Bank and any of its consolidated Subsidiaries) in which the Bank or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Bank or its consolidated Subsidiaries in cash by such other Person during such period, (iii) net income (or loss) of any Person combined with the Bank or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan or (v) the net income of any Subsidiary of the Bank to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such Subsidiary allocable to the Bank and previously excluded shall be added to the Consolidated Bank Net Income (Loss) of the Bank to the extent of the amount of dividends or other distribution actually paid to the Bank in cash by such Subsidiary.

          "Consolidated Interest Expense" means, with respect to the Trust, for any period, the amount, as determined in accordance with GAAP, of interest expense of the Trust and its Restricted Subsidiaries (excluding all amounts relating to interest expense of the Bank and its Subsidiaries).

          "Consolidated Net Income (Loss)" of the Trust means, for any period, the consolidated net income (or loss) of the Trust and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of the Trust carried forward), less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any Person (other than the Trust and any of its consolidated Restricted Subsidiaries) in which the Trust or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Trust or its consolidated Restricted Subsidiaries in cash by such other Person during such period, (iii) net income (or loss) of any Person combined with the Trust or any of its Restricted Subsidiaries on a "pooling of interest" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) the net income of any Restricted Subsidiary of the Trust (other than the Bank and its Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgement, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such Restricted Subsidiary allocable to the Trust and previously excluded shall be added to the Consolidated Net Income (Loss) of the Trust to the extent of the amount of dividends or other distributions actually paid to the Trust in cash by such Restricted Subsidiary and (vi) all gains resulting from the sale of credit card relationships.

          "Consolidated Net Worth" means, at any date and with respect to any Person, the consolidated shareholders' equity of such Person, less the amount of shareholders' equity attributable to (i) Redeemable Capital Stock or treasury stock of such Person and its Restricted Subsidiaries (or, in the case of the Bank, a Surviving Entity or the Pledged Subsidiary resulting from a merger, such Person and its Subsidiaries), determined on a consolidated basis in accordance with GAAP, and (ii) in the case of the Trust, extraordinary gains and any gains resulting from the sale, transfer or other disposition of Partnership Units, other than Partnership Units that are acquired after the date of the Indenture as a result of contributing real property to Saul Holdings Partnership.

          "Consolidated Tax Subsidiary" means any Subsidiary of any Person that joins with such Person in the filing of a consolidated federal income tax return.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted, which agency at the date of execution of this Indenture is Norwest Trust Company c/o The Depository Trust Company, 55 Water Street, New York, New York 10041.

          "Corporation" includes corporations, associations, companies and business trusts.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Trust or any of its Restricted Subsidiaries and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

          "Custodian" means (i) Bankers Trust Company or (ii) another financial institution in the State of New York reasonably acceptable to the Trustee, that

          (a) is a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York whose "jurisdiction" for purposes of Section 8-110(e) of the UCC as in effect in the State of New York is the State of New York,

          (b) issues (or whose parent issues) commercial paper or certificates of deposit rated as described in clause (d) of the definition of Cash Equivalent,

          (c) has combined capital and surplus and undivided profits of not less than $500,000,000,

          (d) enters into a Custodian Agreement, and

          (e) enters into an agreement pursuant to which the Trustee has "control" within the meaning of Section 8-106(d) of the UCC as in effect in the State of New York with respect to the applicable Custodian Account and the related Securities Entitlements and other property held in such Custodian Account.

          "Custodian Account" means one or more Custodian Accounts established under and as defined in the Custodian Agreements, including the Bank Contribution Collateral Account, the Bank Collateral Account and the Tax Payment Collateral Account (or any sub-account of a Custodian Account).

          "Custodian Agreement" means the Custodian Account Agreement dated as of March 24, 1998 between the Trust and Bankers Trust Company or another custodian agreement with Bankers Trust Company or another Custodian on similar terms.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 309.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Disinterested Trustee" means, with respect to any transaction or series of related transactions, a member of the Board of Trustees of the Trust or a member of the board of directors of any successor corporation who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means an offer by the Trust to exchange the Initial Securities for notes registered under the Securities Act, with terms identical to the Securities (except such notes will not contain (i) transfer restrictions or (ii) certain provisions relating to the increase in the interest rate of such notes), pursuant to the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall be registered under the Securities Act and will not contain (i) transfer restrictions or (ii) certain provisions relating to the increase in the interest rate of such Exchange Securities) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

          "Fair Market Value" means the fair market value of property as determined in good faith by the Board of Trustees, whose determination shall be conclusive in all circumstances, net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with a transaction and net of taxes paid or payable by the Trust as a result thereof.

          "FDIA" means the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811-1833, as amended from time to time.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Bankruptcy Code" means the Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

          "Financial Asset" shall have the meaning set forth in Section 8-102(a)(9) of the UCC as in effect in the State of New York.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied.

          "General Capital Requirement" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
Section 567 (and any amendment to either thereof) or any successor law or regulation (but excluding any higher individual minimum capital requirement imposed on the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section
567.3 (and any amendment to either thereof) or any successor law or regulation).

          "Global Securities" has the meaning set forth in Section 201.

          "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, and in connection with any agreement by such Person to make payment to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses (a) through (e) of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Guaranteed Indebtedness, (h) all Redeemable Capital Stock of such Person valued at the greater of its book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (i) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which the amount of outstanding Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors or similar governing body (or any duly authorized committee thereof) of the issuer of such Redeemable Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility or any other facility providing for partial advances each time an advance is made thereunder.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means Merrill Lynch & Co. and Friedman, Billings, Ramsey & Co., Inc., as the initial purchasers of the Initial Securities pursuant to the Purchase Agreement dated March 19, 1998 between such Persons and the Trust.

          "Initial Securities" has the meaning stated in the first recital of this Indenture.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

          "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude
(i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) advances to customers in the ordinary course of business that are (x) recorded as accounts receivable on the balance sheet of the Trust or its Restricted Subsidiaries or (y) after the Substitution, credit card loans, home equity loans, automobile loans, leases or installment sales contracts, other consumer receivables, mortgage loans or mortgage notes owned by a Restricted Subsidiary of the New Obligor.

          "Investment Property" shall have the meaning set forth in Section 9-115(1)(f) of the UCC.

          "knowledge" when used with respect to the Trust, is effective for a particular event from the time when it is brought to the attention of a director or a vice president or a more senior officer of the Trust, and in any event from the time when the event would have been brought to the attention of a director or a vice president or a more senior officer of the Trust if the Trust had exercised due diligence; the Trust exercises due diligence for purposes of this definition if it maintains reasonable methods for communicating significant information to officers and directors of the Trust and there is reasonable compliance with the methods.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Management Agreements" means (a) the Amended and Restated Commercial Property Leasing and Management Agreement dated as of October 1, 1982, as amended, between the Trust and Franklin Property Company relating to the leasing and management of real property owned by the Trust and its subsidiaries (other than the Bank and its Subsidiaries) other than their hotel properties, and (b) any written hotel management agreement between a subsidiary of the Trust and Franklin Property Company relating to the management of such hotel properties entered into in the ordinary course of business and consistent with past practice, in each case as further amended or modified in accordance with the terms of this Indenture.

          "Margin Securities" means "margin stock" as defined in Regulation G (12 C.F.R. Section 207, as amended) of the Board of Governors of the Federal Reserve System prior to April 1, 1998 and, on and after April 1, 1998, means "Margin Stock" as defined in Regulation U (12 C.F.R. Section 221.2, as amended, or any successor provision); provided that the term "Margin Securities" shall not include the securities of an Affiliate of the Trust, other than common stock of Saul Centers, Inc. and the common stock of Persons less than 20% of the outstanding common stock of which is held by the Trust or its Affiliates.

          "Market Value" means, as of any date of determination,

          (i) with respect to cash, the amount thereof; and

          (ii) with respect to a U.S. Government Security or Certificate of Deposit, the principal amount thereof;

          "Material Subsidiary" means, at any particular time, (i) any Restricted Subsidiary of the Trust that, together with the Restricted Subsidiaries of such Restricted Subsidiary, (a) accounted for more than 10% of the consolidated revenues or earnings of the Trust and its Restricted Subsidiaries for the most recently completed fiscal year of the Trust, (b) was the owner of more than 10% of the consolidated assets of the Trust and its Restricted Subsidiaries as of the end of such fiscal year (in the case of clause
(a) or clause (b) as shown on the consolidated financial statements of the Trust and its Restricted Subsidiaries for such fiscal year) or (c) was organized or acquired since the end of such fiscal year and would have been a Material Subsidiary if it had been owned during such fiscal year, and (ii) the Bank.

          "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "New Obligor" has the meaning set forth in Section 1401.

          "Nonrecourse Indebtedness" means Indebtedness incurred by any Restricted Subsidiary of the Trust as to which, under the terms thereof (except with respect to fraud, willful misconduct, intentional misrepresentation, misapplication of funds, waste and undertakings with respect to environmental matters), (i) neither the Trust nor any other Restricted Subsidiary of the Trust provides credit support or is directly or indirectly liable for such Indebtedness, (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in specified assets and properties owned by such Restricted Subsidiary (the "Subject Assets"), accounts, rents, revenues and proceeds arising therefrom, and rights under purchase agreements or other agreements relating to such Subject Assets and (iii) no default with respect to such Indebtedness would permit (upon notice, lapse of time or both) any holder of other Indebtedness of the Bank or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Officers' Certificate" means a certificate signed by (i) the Chairman or Vice Chairman of the Board of Trustees, the President or any Vice President of the Trust and (ii) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Trust, and delivered to the Trustee by the terms of this Indenture; provided that, in the event an officer of the Trust holds a position set forth in clause (i) above and a position set forth in clause (ii) above, such officer may sign an Officers' Certificate only in his capacity as officer under either clause (i) or (ii) above, but not under both.

          "Offshore Global Securities" has the meaning set forth in Section 201.

          "Offshore Physical Securities" has the meaning set forth in Section
201.

          "Offshore Security Exchange Date" has the meaning set forth in Section 202.

          "Operating Cash Flow Coverage Ratio" means with respect to the Trust, at any date of determination, the ratio of (i) Cash Flow - Indenture to (ii) Consolidated Interest Expense.

          "Opinion of Counsel" means a written opinion of counsel, who, except as otherwise set forth in this Indenture, may be counsel for the Trust, including an employee of the Trust, and who shall be acceptable to the Trustee.

          "OTS" means the Office of Thrift Supervision or any successor thereto.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Trust) in trust or set aside and segregated in trust by the Trust (if the Trust shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Trust has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Trust or any other obligor upon the Securities or any Affiliate of the Trust or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Trust or any other obligor upon the Securities or any Affiliate of the Trust or such other obligor.

          "Partnership Units" means limited partnership interests in Saul Holdings Partnership.

          "Paying Agent" means any Person (including the Trust acting as Paying Agent) authorized by the Trust to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Trust.

          "Permitted Holders" means the descendants of Bernard Francis Saul, any of their spouses or any Person controlled, directly or indirectly, or beneficially owned by such descendants or spouses.

          "Permitted Indebtedness" means any of the following:

          (a) Indebtedness of the Trust under the Securities;

          (b) Indebtedness of the Trust outstanding on the date of this Indenture (other than the Trust's 11 5/8% Series B Senior Secured Notes due
     2002);

          (c) obligations of the Trust pursuant to Interest Rate Agreements designed to protect the Trust against fluctuations in interest rates in respect of Indebtedness of the Trust, which obligations do not exceed the aggregate principal amount of such Indebtedness;

          (d) Indebtedness of the Trust consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (e) Indebtedness of the Trust that, together with any other outstanding Indebtedness incurred pursuant to clause (d) of the definition of "Permitted Subsidiary Indebtedness," has an aggregate principal amount outstanding at any one time, without duplication, not in excess of the sum of $80,000,000 plus 50% of the increase in Consolidated Net Worth of the Trust from October 1, 1997;

          (f) Indebtedness of the Trust consisting of guarantees under the Reimbursement Agreement that, together with any other guarantees of Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Subsidiary Indebtedness," do not exceed an aggregate amount (without duplication) of $150,000,000 outstanding at any one time;

          (g) Indebtedness of the Trust to any of its Wholly Owned Restricted Subsidiaries, except that any transfer of such Indebtedness by any such Subsidiary (other than to another such Subsidiary) will be deemed to be an incurrence of Indebtedness by the Trust; provided that such Indebtedness is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to payment of the Securities pursuant to a subordination agreement substantially in the form of Exhibit F;

          (h) obligations of the Trust under the Capital Maintenance Agreement; provided, however, that this clause (h) is not intended to include any Indebtedness incurred by the Trust in connection with complying with its obligations pursuant to such agreement; and

          (i) any renewals, extensions, substitutions, refinancings or replacements and any successive refinancings (each, for purposes of this clause (i), a "refinancing") by the Trust of any Indebtedness of the Trust referred to in clauses (b) or (e) of this definition and any Indebtedness of the Trust incurred in accordance with Section 1010 (other than Permitted Indebtedness), so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by the Trust as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction (it being understood that any sales of the Retail Notes will be considered a refinancing thereof to the extent that the total principal amount of Retail Notes outstanding at any one time does not exceed the principal amount thereof outstanding on the date of this Indenture), (ii) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, (A) such new Indebtedness is made subordinate to the Securities at least to the same extent as the Subordinated Indebtedness being refinanced and (B) such new Indebtedness has an Average Life to Stated Maturity and final Stated Maturity of principal that exceeds the Average Life to Stated Maturity and final Stated Maturity of the Subordinated Indebtedness being refinanced); and (iii) in the case of any refinancing of Trust Nonrecourse Indebtedness, such new Indebtedness is made nonrecourse to the same extent as the Indebtedness refinanced; provided that for purposes of determining whether additional Indebtedness can be incurred pursuant to clause (e) above or clauses (d) and (e) of the definition of "Permitted Subsidiary Indebtedness," any refinancing of Indebtedness initially incurred pursuant to such clause (e) of this definition and refinanced under this clause (i), or any further refinancing thereof, will be considered to be outstanding under clause (e) of this definition of "Permitted Indebtedness."

          "Permitted Investment" means any Investment (i) in Cash Equivalents,
(ii) of up to $10,000,000 in Wholly Owned Restricted Subsidiaries, (iii) of up to $50,000,000 in cash in Single Asset Subsidiaries, (iv) in consideration received, not constituting Cash Equivalents, pursuant to an Asset Sale made in compliance with Section 1017 in an aggregate amount of up to 25% of the consideration received with respect to such Asset Sale, (v) in or by the Bank or its Subsidiaries, (vi) permitted by Section 1016, (vii) constituting cash advances on an intercompany open account basis (A) from the Trust to its Restricted Subsidiaries required for working capital, the payment of interest and premium, if any, on and principal of any

Indebtedness, expenditures for maintenance and capital improvements, and other operating expenses, to the extent Restricted Subsidiaries have advanced cash to the Trust or (B) from any Restricted Subsidiary to the Trust, of excess cash on hand from time to time, in each case made in the ordinary course of business and consistent with past practice or (viii) in any Wholly Owned Restricted Subsidiary resulting from the acquisition of such Subsidiary for Qualified Capital Stock of the Trust, such Subsidiary at the time of such acquisition owning Qualified Capital Stock of the Bank and having no other assets in excess of $1,000,000 and no operations.

          "Permitted Subsidiary Indebtedness" means any of the following:

          (a) Indebtedness of any Restricted Subsidiary outstanding on the date of this Indenture;

          (b) obligations of any Restricted Subsidiary pursuant to Interest Rate Agreements designed to protect such Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of such Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness;

          (c) Indebtedness of any Restricted Subsidiary of the Trust consisting of guaranties, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (d) Indebtedness of any Restricted Subsidiary that, together with any other outstanding Indebtedness incurred pursuant to clause (e) of the definition of "Permitted Indebtedness," has an aggregate principal amount outstanding at any one time, without duplication, not in excess of the sum of $80,000,000 plus 50% of the increase in Consolidated Net Worth of the Trust from October 1, 1997;

          (e) Nonrecourse Indebtedness of any Restricted Subsidiary which, together with any other outstanding Indebtedness incurred pursuant to clause (d) above and clause (e) of the definition of "Permitted Indebtedness," has an aggregate principal amount outstanding at any one time not in excess of the sum of $225,000,000 plus 50% of the increase in Consolidated Net Worth of the Trust from October 1, 1997; provided, however, that notwithstanding the definition of Nonrecourse Indebtedness, an aggregate principal amount of Indebtedness permitted by this clause (e) of up to the sum of $100,000,000 plus 50% of the increase in Consolidated Net Worth of the Trust from October 1, 1997 may be incurred without regard to clause (ii) of the definition of Nonrecourse Indebtedness and without regard to any indirect credit support or direct or indirect liability of any Restricted Subsidiary by way of any cross-collateralization of assets;

          (f) Indebtedness of any Wholly Owned Restricted Subsidiary (other than the Bank and its Subsidiaries) to the Trust, to the extent permitted by
     Section 1011, except that any transfer of any such Indebtedness by the Trust to any other Person shall be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary;

          (g) Indebtedness of Restricted Subsidiaries consisting of guarantees under the Reimbursement Agreement that, together with any other guarantees of Indebtedness incurred pursuant to clause (f) of the definition of "Permitted Indebtedness," do not exceed an aggregate amount (without duplication) of $150,000,000 at any one time outstanding; and

          (h) any renewals, extensions, substitutions, refinancings or replacements and any successive refinancings (each, for purposes of this clause (h) a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary referred to in clauses (a), (d) and (e) of this definition, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction (it being understood that any borrowings under lines of credit will be considered a refinancing thereof to the extent that the total principal amount outstanding thereunder at any one time does not exceed the principal amount thereof outstanding on the date of the Indenture), and (ii) in the case of any refinancing of Nonrecourse Indebtedness, such new Indebtedness is Nonrecourse Indebtedness; provided that for purposes of determining whether additional Indebtedness can be incurred pursuant to clauses (d) and (e) of this definition or clause (e) of the definition of "Permitted Indebtedness," any refinancing of Indebtedness initially incurred pursuant to such clauses (d) and (e) of this definition and refinanced under this clause (h), or any further refinancing thereof, will be considered to be outstanding under clause (d) or (e) of this definition, as the case may be.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" has the meaning set forth in Section 201.

          "PIK Preferred Stock" means any and all payment-in-kind Preferred Stock issued in lieu of cash dividends on the 13% Preferred Stock or in lieu of cash dividends on such payment-in-kind Preferred Stock.

          "Pledged Bank Stock" has the meaning specified in Section 1201(b).

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock or other equity interests having a preference as to dividends or other distributions or on liquidation, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 202(a)(i).

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Real Estate Property" means (i) real property, (ii) a building or group of related buildings or (iii) real property upon which is located a building or group of related buildings.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

          "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, in whole or in part, means the price at which such Security (or portion thereof) is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement between the Trust and the Initial Purchasers dated as of March 25, 1998.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act and any successor provision.

          "Regulatory Capital Requirements" means the minimum amount of capital required for the Bank (i) to meet each capital ratio necessary for the Bank to be classified as an "adequately capitalized" savings association pursuant to 12 U.S.C. Section 1831o and 12 C.F.R. Section 565 (and any amendment to either thereof) or any successor law or regulation and (ii) to meet (x) each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, or (y) such higher amount of capital as the Bank, individually, is required to maintain in order to meet any individual minimum capital standard applicable to the Bank pursuant to 12 U.S.C.
Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either such Section) or any successor law or regulation.

          "Reimbursement Agreement" means the Third Amended and Restated Reimbursement Agreement dated as of October 1, 1997 among Saul Holdings Partnership and its subsidiary partnerships, the Trust and certain of its Restricted Subsidiaries and affiliates, as such agreement may be further amended, restated or supplemented; provided that the aggregate amount of the contingent reimbursement obligations assumed by the Trust and its Restricted Subsidiaries outstanding at any time under this agreement shall not exceed the aggregate amount of $150,000,000.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means the Bank and its Subsidiaries, the New Obligor and any other Subsidiary of the Trust that is not an Unrestricted Subsidiary.

          "Retail Notes" means the unsecured notes of the Trust sold from time to time at varying interest rates with maturities of one to ten years.

          "Rule 144A" means Rule 144A under the Securities Act and any successor provision.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc, and its successors.

          "Sale Deficit Amount" has the meaning specified in Section 1203(f).

          "Saul Holdings Partnership" means Saul Holdings Limited Partnership, a Maryland limited partnership.

          "Secured Obligations" has the meaning specified in Section 1202.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Intermediary" shall have the meaning set forth in Section 8-102(a)(14) of the UCC as in effect in the State of New York.

          "Securitization Entity" means any pooling arrangement or entity (except for any entity in corporate or partnership form) formed or originated for the purpose of holding, and issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Bank or any Subsidiary of the Bank, and shall include, without limitation, any grantor trust, owner trust or real estate mortgage investment conduit or Financial Asset Securitization Investment Trust ("FASIT").

          "Security Entitlement" shall have the meaning set forth in Section
357.2 of the Treasury Regulations and Section 8-102(a)(17) of the UCC as in effect in the State of New York, as the context may require or as otherwise is appropriate.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Series B Preferred Stock" means the Bank's noncumulative Preferred Stock, Series B, issuable in exchange for the CCPCC Preferred Stock outstanding on the date of the Indenture.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement

          "Single Asset Subsidiary" means any Wholly Owned Restricted Subsidiary that owns no more than one Real Estate Property and owns no Investments other than those permitted to such Subsidiary by Section 1018.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Trust that is expressly, by the terms of the instrument creating or evidencing such Indebtedness, subordinated in right of payment to the Securities.

          "Subsidiary" with respect to any Person, means any other Person a majority of the equity ownership or majority of the Voting Stock of which is at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

          "Substitution" has the meaning set forth in Section 1401.

          "Substitution Date" means the date that the New Obligor assumes the obligations of the Trust under this Indenture and the Securities (as amended as described in Section 1402) and becomes the direct holder of the outstanding common stock and Voting Stock of the Bank owned by the Trust, all in accordance with the provisions of this Indenture.

          "Surviving Entity" has the meaning set forth in Section 801.

          "Tax Collateral" has the meaning set forth in Section 1023(a).

          "Tax Payment Collateral" has the meaning set forth in Section 1203(c).

          "Tax Payment Collateral Account" means the Tax Payment Collateral Account established by the Trust pursuant to Section 1204(b).

          "Tax Sharing Agreement" means (i) the Tax Sharing Agreement dated June 28, 1990, as amended, between the Trust and other members of the affiliated group of corporations joining with the Trust in the filing of a consolidated federal income tax return (the "Affiliated Group"), as such Tax Sharing Agreement may be further amended or modified from time to time, provided that
(A) such further amendments or modifications reflect only the addition or deletion of parties to such Tax Sharing Agreement, legislative, judicial or administrative changes in the provisions, rules, application or effect of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code (the "Regulations") or applicable state law, or amendments or modifications, requested, required or approved by the OTS and (B) any such further modification or amendment is approved by the OTS, to the extent such approval is required by the rules and regulations of the OTS, and (ii) any other tax sharing agreement to which the Trust or any Consolidated Tax Subsidiaries may become a party, provided that such other tax sharing agreement
(A) consistently reflects the applicable tax liabilities of, and the benefit of the use of losses, deductions, credits and other tax attributes by, the Trust and the other members of the Affiliated Group pursuant to the Code, the Regulations and applicable state law (except as otherwise may be requested, required or approved by the OTS or required for compliance with any guidelines, orders or other authority issued by the OTS) and (B) is approved by the OTS, to the extent such approval is required by the rules and regulations of the OTS, and provided further that the Trust shall have received an opinion of independent counsel to the Trust or of a nationally recognized accounting firm to the effect that such other tax sharing agreement satisfies the condition in subclause (A) of the first proviso of this clause (ii) and that such other tax sharing agreement is not materially less beneficial to the Bank or the Trust, unless, with respect to the Trust, otherwise required by the OTS, than the tax sharing agreement described in clause (i).

          "Tax Sharing Payment" means any payment made pursuant to the Tax Sharing Agreement.

          "13% Preferred Stock" means the 3,000,000 shares of the 13% Noncumulative Perpetual Preferred Stock, Series A of the Bank.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to April 1, 2003; provided, however, that if the then remaining term to April 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to April 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust" means the Person named as the "Trust" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trust" shall mean such successor Person.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trust Nonrecourse Indebtedness" means Indebtedness of the Trust as to which, subject to exceptions for fraud and certain environmental violations, (i) the sole recourse for collection of principal, interest and premium with respect to such Indebtedness is against the specific property or assets identified in the instruments evidencing or securing such Indebtedness, (ii) no other property or assets may be realized upon in collection of principal, interest or premium of such Indebtedness, (iii) other than as provided in clause (i) or (ii), the Trust does not provide credit support and is not directly or indirectly liable for such Indebtedness and (iv) no default with respect to such Indebtedness would permit (upon notice, lapse of time or both) any holder of other Indebtedness of the Trust or any Restricted Subsidiary of the Trust to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Trust Request" or "Trust Order" means a written request or order signed in the name of the Trust by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code in any applicable jurisdiction as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Trust that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Trustees as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Trustees may designate (a "Designation") any Subsidiary of the Trust (other than the Bank or any of its Subsidiaries, the New Obligor (prior to the Substitution) or a Subsidiary that owns any Capital Stock of, or owns, or holds any Lien on, any property of the Trust or any other Restricted Subsidiary of the Trust that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if: (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (b) the Trust could make an Investment in such Unrestricted Subsidiary at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date. In the event of any such Designation, the Trust shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1011 for all purposes of this Indenture in the Designation Amount. The Board of Trustees may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if: (a) no Default or Event or Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the Indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

          "U.S. Global Security" has the meaning set forth in Section 201.

          "U.S. Government Obligations" has the meaning specified in Section
1304.

          "U.S. Government Securities" means any evidence of Indebtedness with an initial maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and in which an interest may be acquired by book-entry transfer pursuant to the regulations of the U.S. Department of the Treasury and the rules and procedures of the Federal Reserve System for U.S. Treasury securities.

          "U.S. Physical Securities" has the meaning set forth in Section 201.

          "Vice President", when used with respect to the Trust or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) and (ii) in respect of the Trust, the general voting power under ordinary circumstances to elect the Board of Trustees or other governing board of the Trust (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of the Trust all the outstanding Capital Stock (other than directors' qualifying shares) of which is owned by the Trust, by one or more other Wholly Owned Restricted Subsidiaries, or by the Trust and one or more other Wholly Owned Restricted Subsidiaries.

          "Wholly Owned Subsidiary" means a Subsidiary of a Person all the outstanding Capital Stock (other than directors' qualifying shares) of which is owned by such Person, by one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

          SECTION 102.  Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------

          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Trust or any other obligor on the Securities.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

          SECTION 103.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Trust to the Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of one or both of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished except as otherwise set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 104.  Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Trust stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 105.  Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Trust shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Trust may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trust shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 106.  Notices, Etc., to Trustee and Trust.
                        -----------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Trust shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or

          (2) the Trust by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized courier to the Trust addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Trust.

          SECTION 107.  Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice of any event to Holders by the Trust or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 108.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  Governing Law.
                        -------------

          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement, this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 113.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding

Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, if such payment is made in accordance with this Indenture on the next succeeding Business Day.

          SECTION 114.  Execution of Agreement by Trust.
                        -------------------------------

          The name "B.F. Saul Real Estate Investment Trust" is the designation of the trustees of the Trust under a Declaration of Trust. All Persons dealing with the Trust must look solely to the property and assets of the Trust for the enforcement of any claims against the Trust and neither the trustees, shareholders, officers, employees or agents of the Trust in their individual capacities assume any personal liability for the obligations of the Trust and the respective properties of the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities shall not be subject to the claims of any such Persons with respect to any such obligations.

                                  ARTICLE TWO

                                SECURITY FORMS

          SECTION 201.  Forms Generally.
                        ---------------

          The Initial Securities shall be known as the "9 3/4% Senior Secured Notes due 2008" and the Exchange Securities shall be known as the "9 3/4% Series B Senior Secured Notes due 2008", in each case, of the Trust. The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, notations or other marks of identification and such notations, legends or endorsements as may be required by law, or to comply with the rules on any securities exchange or agreements to which the Trust is subject or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Trust shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Trust and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A and contain each of the legends set forth in Section 202 (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Trust and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global security substantially in the form set forth in Exhibit A (the "Offshore Global Security") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Trust and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Securities issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Security or the Offshore Global Security shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities substantially in the form set forth in Exhibit A (the "Offshore Physical Securities"), respectively as hereinafter provided.

          Initial Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A and contain the Private Placement Legend as set forth in Section 202(a)(i) (the "U.S. Physical Securities").

          The Offshore Global Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities". The U.S. Global Security and the Offshore Global Securities are sometimes collectively referred to as the "Global Securities".

          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Trust executing such Securities, as evidenced by their execution of such Securities.

          Exchange Securities shall be substantially in the form set forth in Exhibit A.

          SECTION 202.  Restrictive Legends.
                        -------------------

          (a) Unless and until (x) an Initial Security is sold pursuant to an effective Shelf Registration Statement or (y) an Initial Security is exchanged for an Exchange Security in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each such U.S. Global Security and each U.S. Physical Security shall bear the following legend on the face thereof and (B) the Offshore Physical Securities and the Offshore Global Security shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "Offshore Securities Exchange Date") and receipt by the Trustee of a certificate substantially in the form of Exhibit B hereto:

          (i) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE TRUST OR ANY AFFILIATE OF THE TRUST WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE TRUST OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE

               ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT WITH TOTAL ASSETS IN EXCESS OF $5,000,000 THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE TRUST, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (ii) THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE TRUST AND THE HOLDERS NAMED THEREIN. THE TRUST WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

          (b) Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 307 OF THE INDENTURE.


                                 ARTICLE THREE

                                 THE SECURITIES

          SECTION 301.  Amount and Terms.
                        ----------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1021 or 1108 or pursuant to an Exchange Offer.

          The Stated Maturity of the Securities shall be April 1, 2008, and they shall bear interest at the rate of 9 3/4% per annum from March 25, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on

October 1, 1998 and semiannually thereafter on each April 1 and October 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

          The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Trust maintained for such purpose in The City of New York, or at such other office or agency of the Trust as may be maintained for such purpose; provided, however, that, at the option of the Trust, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register; provided further that, in the case of any Holder of at least $1,000,000 aggregate principal amount of Securities, any such Holder may elect, such election to be made in writing and received by the Security Registrar prior to the Regular Record Date and to include applicable account information (which account shall be located in the United States), such payment to be made by wire transfer to the account specified in the election notice.

          Holders shall have the right to require the Trust to purchase their Securities, in whole or in part, in the event of the Change of Control pursuant to Section 1021.

          The Securities shall be redeemable as provided in Article Eleven and in the Securities.

          SECTION 302.  Denominations.
                        -------------

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------

          The Securities shall be executed on behalf of the Trust by its Chairman or a Vice Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary, Treasurer or Assistant Treasurer. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Trust may deliver Initial Securities executed by the Trust to the Trustee for authentication, together with a Trust Order for the authentication and delivery of such Initial Securities, and the Trustee in accordance with such Trust Order shall authenticate and deliver for original issue Initial Securities in the aggregate principal amount of $200,000,000. On a Trust Order, the Trustee or an authenticating agent shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $200,000,000; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. The Officers' Certificate and Opinion of Counsel provided for in Section 103 shall not be applicable to the initial Trust Order to authenticate and deliver the Initial Securities to the Initial Purchasers. In each case thereafter, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Trust in connection with such authentication of Securities as provided in Section 103. Such Trust Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Trust, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions where such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Trust and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Trust shall have been merged, or the Person or Persons which shall have received a sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Trust Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 304.  Temporary Securities.
                        --------------------

          Pending the preparation of definitive Securities, the Trust may execute, and upon Trust Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Trust will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Trust designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Trust shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------

          The Trust shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Trust designated pursuant to Section 1002, the Trust shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Trust shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Trust and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 906, 1021 or 1108 not involving any transfer.

          The Trust shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 306.  Book-Entry Provisions for Global Securities.
                        -------------------------------------------

          (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Trust, the Trustee and any agent of the Trust or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Trustee or any agent of the Trust or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 307 and (ii) U.S. Physical Securities or Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, in the event that the Depositary notifies the Trust that it is unwilling or unable to continue as Depositary for the applicable Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Trust within 90 days. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. In connection with the transfer of an entire Global Security to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Trust shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount at maturity of U.S. Physical Securities (in the case of the U.S. Global Security) or Offshore Physical Securities (in the case of the Offshore Global Security), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subjected to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (d) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) of this Section shall, unless such change is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 307, bear the Private Placement Legend.

          (e) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 307.  Transfer Provisions.
                        -------------------

          Unless and until (i) an Initial Security is sold pursuant to an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General.  The provisions of this Section 307 shall apply to all
              -------
     transfers involving any Physical Security and any beneficial interest in any Global Security.

          (b) Certain Definitions.  As used in this Section 307 only, "delivery"
              -------------------
     of a certificate by a transferee or transferor means the delivery to the Security Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Security Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Security Registrar that it has agreed to transfer.

          As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Exhibit C; "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit D; "Rule 144A Certificate" means a certificate substantially in the form set forth in Exhibit E; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Trust to the effect that, and such other certification or information as the Trust may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c)  [Intentionally Omitted]

          (d) Deemed Delivery of a Rule 144A Certificate in Certain
              -----------------------------------------------------
     Circumstances. A Rule 144A Certificate, if not actually delivered, will be
     -------------
     deemed delivered if (A) (i) the transferor advises the Trust and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Security, the transferor checks the box provided on the Physical Security to that effect) and (ii) the transferee advises the Trust and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule

     144A, and (z) if at any time the Trust is not subject to Section 13 or 15(d) of the Exchange Act, prior to the proposed date of transfer the transferee has been given the opportunity to obtain from the Trust the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Security, the transferee signs the certification provided on the Physical Security to that effect); or (B) the transferor holds the U.S. Global Security and is transferring to a transferee that will take delivery in the form of the U.S. Global Security.

          (e)  Procedures and Requirements.
               ---------------------------

               1. If the proposed transfer occurs prior to the Offshore Security Exchange Date, and the proposed transferor holds:

                   (A) a U.S. Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                       (i) delivers an Accredited Investor Certificate and, if required by the Trust, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Security and (z) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security;

                       (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Security Registrar shall (x) cancel such surrendered U.S. Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and
                   (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                       (iii) delivers a Regulation S Certificate and the
                   proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Security Registrar shall (x) cancel such surrendered U.S. Physical Security, (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 307(e)(1)(A), the Security Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security, as applicable.

                   (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                       (i) delivers an Accredited Investor Certificate and, if required by the Trust, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                       (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                       (iii) delivers a Regulation S Certificate and the
                  proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (C) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                      (i) delivers an Accredited Investor Certificate and, if required by the Trust, a Non-Registration Opinion and Supporting Evidence delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                      (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Security Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                      (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Security Exchange Date occurs, beneficial interests in the Offshore Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

               2. If the proposed transfer occurs on or after the Offshore Security Exchange Date and the proposed transferor holds:

                    (A) a U.S. Physical Security which is surrendered to the
               Security Registrar, and the proposed transferee or transferor, as applicable:

                        (i) delivers and Accredited Investor Certificate and, if required by the Trust, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the procedures set forth in Section 307(e)(1)(A)(i) shall apply;

                        (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the procedures set forth in
               Section 307(e)(1)(A)(ii) shall apply; or

                        (iii) delivers a Regulation S Certificate, then
               the Security Registrar shall cancel such surrendered U.S. Physical Security and at the direction of the transferee, either:

                              (x) register such transfer in the name of such
                        transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security, or

                              (y) if the proposed transferee is or is acting
                        through an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 307(e)(2)(A)(i),
               (ii) or (iii)(x), the Security Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security, as applicable.

               (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                        (i) delivers an Accredited Investor Certificate and, if required by the Trust, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the procedures set forth in Section 307(e)(1)(B)(i) shall apply; or

                        (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the procedures set forth in Section 307(e)(1)(B)(ii) shall apply; or

                        (iii) delivers a Regulation S Certificate, then the
               Security Registrar shall (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                         (x) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the amount of such decrease, or

                         (y) if the proposed transferee is or is acting through
                    an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease.

               (C) an Offshore Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Security Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered Offshore Physical Security and
               (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Security Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered Offshore Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (iii) does not make a request covered by Section
               307(e)(2)(C)(i) or Section 307(e)(2)(C)(ii), then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (y) cancel such surrendered Offshore Physical Security and (z) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Security.

                         In any of the cases described in this Section
                    307(e)(2)(C), the Security Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security, as applicable.

                    (D) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                         (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Security Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                         (iii) does not make a request covered by Section 307(e)(2)(D)(i) or Section 307(e)(2)(D)(ii), then the
                    Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (f) Execution, Authentication and Delivery of Physical Securities.  In
              -------------------------------------------------------------
     any case in which the Security Registrar is required to deliver a Physical Security to a transferee or transferor, the Trust shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Security.

          (g) Certain Additional Terms Applicable to Physical Securities.  Any
              ----------------------------------------------------------
     transferee entitled to receive a Physical Security may request that the principal amount thereof be evidenced by one or more Physical Securities in any authorized denomination or denominations and the Security Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (h) Transfers Not Covered by Section 307(e).  The Security Registrar
              ---------------------------------------
     shall effect and record, upon receipt of a written request from the Trust so to do, a transfer not otherwise permitted by Section 307(e), such recording to be done in accordance with the otherwise applicable provisions of Section 307(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (i) General.  By its acceptance of any Security bearing the Private
              -------
     Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in the Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Security Registrar shall not be required to determine (but may rely upon a determination made by the Trust) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

          (j) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
     replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Security) or the requested transfer is at least two years after the original issue date of the Initial Security (with respect to any Physical Security), (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Trust and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities are exchanged for Exchange Securities pursuant to an Exchange Offer.

          SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities.
                        ------------------------------------------------

          If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Trust and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Trust and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust or the Trustee that such Security has been acquired by a bona fide purchaser, the Trust shall execute and upon Trust Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 309.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Trust maintained for such purpose pursuant to Section 1002; provided that, payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided further that, in the case of any Holder of at least $1,000,000 aggregate principal amount of Securities, any such Holder may elect, such election to be made in writing and received by the Security Registrar prior to the Regular Record Date and to include applicable account information (which account shall be located in the United States), such interest payment to be made by wire transfer to the account specified in the election notice.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Trust, at its election in each case, as provided in clause
(1) or (2) below:

          (1) The Trust may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Trust shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Trust shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Trust of such Special Record Date, and in the name and at the expense of the Trust, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Trust may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 310.  Persons Deemed Owners.
                        ---------------------

          Prior to the due presentment of a Security for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Trust, the Trustee or any agent of the Trust or the Trustee shall be affected by notice to the contrary.

          SECTION 311.  Cancellation.
                        ------------

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Trust may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Trust may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Trust has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. If the Trust shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Trust unless by Trust Order the Trust shall direct that canceled Securities be returned to it.

          SECTION 312.  Computation of Interest.
                        -----------------------

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 313.  CUSIP Numbers
                        -------------

          The Trust in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation in made as to the correctness of such numbers either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers and other identifying information printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Trust will promptly notify the Trustee of any change in the CUSIP numbers.

                                 ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall upon Trust Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Collateral shall be released as provided in Section 1212, and the Trustee, at the expense of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (1)  either

               (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and
          (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Trust and thereafter repaid to the Trust or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (b) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)    have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Trust, and the Trust, in the case of (i), (ii) or (iii) of this subclause
          (b), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the final Stated Maturity or Redemption Date, as the case may be;

          (2) the Trust has paid or caused to be paid all other sums payable hereunder by the Trust; and

          (3) the Trust has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trust to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

          (ii) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

          (iii) failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1021;

          (iv) failure by the Trust to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than a default specified in clause (i), (ii) or (iii) above or clause (ix) below) for a period of 45 days after written notice of such failure requiring the Trust to remedy the same shall have been given (x) to the Trust by the Trustee or (y) to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

          (v) default (other than a default on Nonrecourse Indebtedness or on less than $10,000,000 of Trust Nonrecourse Indebtedness at any one time) under any instrument or any other obligation (x) representing indebtedness for borrowed money of the Trust or any of its Restricted Subsidiaries, (y) representing indebtedness evidenced by bonds, notes, debentures or other similar instruments of the Trust or any of its Restricted Subsidiaries or
     (z) constituting a guarantee by the Trust or any of its Restricted Subsidiaries of Guaranteed Indebtedness of any other Person representing money borrowed or any obligation of such other Person evidenced by bonds, notes, debentures or other similar instruments, which default (a) consists of the failure to pay an amount aggregating in excess of $10,000,000 if such default continues for a period of 30 days after written notice of such failure requiring the Trust to remedy the same shall have been given (A) to the Trust by the Trustee or (B) to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, or (b) results in the acceleration of such indebtedness or guarantee in an aggregate principal amount in excess of $10,000,000;

          (vi) failure by the Bank to comply with any of its Regulatory Capital Requirements set forth in clause (ii) of the definition thereof; provided that an Event of Default under this clause (vi) shall not have occurred until the expiration of a 90-day period commencing on the date of the initial submission of a capital plan to the OTS by the Bank (unless such capital plan is approved by the OTS on or prior to the expiration of such 90-day period or, if the OTS has notified the Bank that it needs additional time to determine whether to approve such capital plan and such capital plan is approved by the OTS on or prior to the expiration of such extended period); provided further that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
     Section 567 (and any amendment to either thereof) or any successor law or regulation, notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this clause (vi) unless written notice thereof shall have been given (x) to the Bank by the Trustee or (y) to the Bank and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then outstanding;

          (vii) existence of one or more judgments against the Trust or any of its Subsidiaries for the payment of money in excess of $10,000,000, either individually or in the aggregate, which remain undischarged 60 days after all rights to review directly such judgment or judgments, whether by appeal or writ, have been exhausted or have expired;

          (viii) any provision of Article Twelve of this Indenture relating to the Collateral (other than Section 1204, insofar as it relates to obligations of the Trustee or the Custodian, or Section 1213(a)) shall cease, for any reason (other than under the terms of a supplemental indenture entered into pursuant to Section 902), to be in full force and effect in any material respect, or the Trust shall so assert in writing; or the Trustee shall cease to have a first priority perfected security interest, for the benefit of the Trustee and the Holders, in the Collateral (other than by reason of the release of any such security interest in accordance with this Indenture), or any representation, warranty or certification of the Trust made in or pursuant to Section 1203 or 1205 shall be false in any material respect as of the date when made;

          (ix)   failure by the Trust to perform or observe

               (a) any term, covenant or agreement contained in Section 1214(a), to the extent that such failure relates to the creation or existence of a non-consensual Lien on the Collateral, for a period of 45 days after the Trust shall have knowledge of such failure,

               (b) any other term, covenant or agreement contained in Section 1214(a) or any term, covenant or agreement contained in Section 1214(b) or

               (c) any other term, covenant or condition contained in Article Twelve for a period of 30 days after written notice of such failure requiring the Trust to remedy the same shall have been given to the Trust by the Trustee or to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

          (x) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Trust or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Trust or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (xi) the institution by the Trust or any Material Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or any Material Subsidiary or of any substantial part of its property, or the making of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than as specified in clause (x) or (xi) of Section 501) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be immediately due and payable by notice to the Trust (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause (x) or (xi) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Trust and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Trust has paid or deposited with the Trustee a sum sufficient to pay:

               (i)    all overdue interest on all Outstanding Securities;

               (ii) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities;

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

               (iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(v), such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such event of default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default that is the basis for such Event of Default has been cured.

          If a Default specified in clause (i), (ii), (iii), (v), (vi) of
Section 501, or specified in clause (iv) of Section 501 with respect to Sections 1010, 1011, 1015, 1020 and 1021 or specified in clauses (ix) of Section 501 with respect to Sections 1203(b),(c) and (d) and Section 1214(c), occurs and is continuing, or an Event of Default occurs and is continuing, the interest rate borne by the Securities will increase by 2% per annum until such time when such Defaults or Events of Default, as the case may be, have been cured or waived; provided, however, that if after such Default or Event of Default has been cured or waived a different Default specified in clause (i), (ii), (iii), (v), (vi) of this Section 501, or specified in clause (iv) of Section 501 with respect to Sections 1008(a), 1009 through 1021 or specified in clause (ix) of Section 501 with respect to Sections 1203(b),(c) and (d) and Sections 1214(c), occurs and is continuing, or an Event of Default occurs and is continuing, the interest rate may again be increased pursuant to the foregoing provision. Such interest will accrue from the date of such Default or Event of Default, as the case may be, and will be payable after the time the Trust has knowledge of such Default or Event of Default as set forth in the next paragraph.

          Any additional interest on any Security which is payable pursuant to this Section 502, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such additional interest (such interest herein called "Additional Interest") may be paid by the Trust, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Trust may elect to make payment of any Additional Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Additional Interest, which shall be fixed in the following manner. The Trust shall notify the Trustee in writing of the amount of Additional Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Trust shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Additional Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Additional Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Additional Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Trust of such Special Record Date, and in the name and at the expense of the Trust, shall cause notice of the proposed payment of such Additional Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Additional Interest and the Special Record Date therefor having been so given, such Additional Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall not be payable pursuant to the following clause (2).

          (2) The Trust may make payment of any Additional Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          The Trust covenants that if

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Trust will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal thereof (and premium, if any, thereon) and interest thereon, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Trust fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any insolvency, bankruptcy, receivership, liquidation, conservatorship, arrangement, adjustment, composition or other judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Trust for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, conservator, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the payment of all amounts due to the Trustee under Section 607;

          SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: the balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  Limitation on Suits.
                        -------------------

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision in this Indenture, but subject to the provisions of Section 515, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security, of the principal of (and premium, if any, on) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Trust, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

          Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine may not be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

          The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  Undertaking for Costs.
                        ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for any enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of (or premium, if any, on) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

          SECTION 516.  Nonrecourse Against the Trust or its Subsidiaries.

          The Securities are nonrecourse obligations of the Trust, and the sole recourse for collection of principal, premium, if any, and interest on the Securities will be against the Pledged Bank Stock and the other Collateral. The Trust's obligations under the Securities are not guaranteed directly or indirectly by the Trust or any of its subsidiaries, and the Trust is not liable in any respect (except to the extent of its interest in the Pledged Bank Stock and the other Collateral) for the payment of any obligation due under the Securities.

                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601.  Certain Duties and Responsibilities.
                        -----------------------------------

          (a) Except during the continuance of a Default or an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Trust, any other obligor of the Securities or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
                                       ------

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 601.

          SECTION 602.  Notice of Defaults.
                        ------------------

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; and provided further that in the case of any Default of the character specified in Section 501(iv) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          SECTION 603.  Certain Rights of Trustee.
                        -------------------------

          Subject to the provisions of TIA Sections 315(a) through 315(d), which are incorporated herein by reference:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Trust mentioned herein shall be sufficiently evidenced by a Trust Request or Trust Order and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty; and

          (11) except for a default under Section 501(i) or (ii) hereof, or any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Trust or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 604.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
Securities.
----------

          The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Trust, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Trust are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Trust of Securities or the proceeds thereof.

          SECTION 605.  May Hold Securities.
                        -------------------

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Trust or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Trust with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 606.  Money Held in Trust.
                        -------------------

          All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Trust.

          SECTION 607.  Compensation and Reimbursement.
                        ------------------------------

          The Trust agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Trust promptly of any action, suit or proceeding for which it may seek indemnity. The Trust shall defend such action, suit or proceeding and the Trustee may have separate counsel. If the Trust has failed to assume the defense and employ counsel, or if the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Trustee and the Trust, and the Trustee shall have been advised by its counsel that representation of the Trustee and the Trust by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the Trust shall pay the reasonable fees and expenses of one separate counsel to the Trustee. The Trust need not pay for any settlement made without its consent which shall not be unreasonably withheld.

          The obligations of the Trust under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Trust, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

          The provisions of this Section 607 shall survive the termination of this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Trust to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

          SECTION 609.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

          (b) The Trustee may resign at any time by giving written notice thereof to the Trust. Upon receiving such notice of resignation, the Trust shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Trustees, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (c) The Trustee may be removed at any time with respect to the Securities by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Trust. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (d) If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the TIA, then

          (i) within 90 days after ascertaining that it has such conflicting interest, and if the Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in Section 310(b) of the TIA, resign, and the Trust shall take prompt steps to have a successor appointed in the manner provided in this Indenture, and

          (ii)   in the event that the Trustee shall fail to comply with clause
     (i) of this Subsection (d), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Holders in the manner provided in the TIA.

          (e)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Trust or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Trust or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Trust, by a Board Resolution, may remove the Trustee, or (ii) subject to Section 515, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities, the

Trust, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trust and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities and supersede the successor Trustee appointed by the Trust. If no successor Trustee shall have been so appointed by the Trust or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The Trust shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

          SECTION 610.  Acceptance of Appointment by Successor.
                        --------------------------------------

          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Trust or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

          SECTION 611.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612.  Appointment of Authenticating Agent.
                        -----------------------------------

          At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities and the Trustee shall give written notice of such appointment to all Holders of Securities, in the manner provided for in Section 107. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Trust. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Trust and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, it shall resign immediately in the manner and with the effect specified in this Section 612.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 612, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Trust. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Trust. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Trust and shall give written notice of such appointment to all Holders of Securities, in the manner provided for in Section 107. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trust agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Trust and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities designated therein referred to in the within-mentioned Indenture.


                              _______________________________,
                              as Trustee

                              By:  __________________________
                              as Authenticating Agent

                              By:  __________________________
                              Authorized Officer


                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

          SECTION 701.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Securities, by receiving and holding the same, agrees with the Trust and the Trustee that none of the Trust or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  Reports by Trustee.
                        ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

          The Trustee also shall transmit to the holders, in the manner and to the extent provided by TIA Section 313(c), within the times hereinafter specified, a brief report with respect to

          (a) the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any), unless the fair value of such property, as set forth in the certificate or opinion required by Section 1213(a)(i), is less than 10% of the principal amount of the Securities Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time, and

          (b) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of the first paragraph of this Section 702 (or, if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection (b), if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days of such time.

          SECTION 703.  Reports by the Trust.
                        --------------------

          The Trust shall:

          (1) file with the Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 (a) or (c) or Section 15(d) of the Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 (a) or (c) of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Trust May Consolidate, Etc., Only on Certain Terms.
                        --------------------------------------------------

          Except with respect to the Substitution as set forth under Section 1401, the Trust will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Trust and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

          (a) either (1) the Trust will be the continuing Person or (2) the Person (if other than the Trust) formed by such consolidation or into which the Trust or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition all or substantially all the properties and assets of the Trust and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (i) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Trust's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Trust to be performed or observed;

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Trust or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

          (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Trust or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Trust (or of the Surviving Entity if the Trust is not a continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Trust immediately prior to such transaction or series of transactions less the aggregate amount of all reasonable transaction costs incurred in connection with such transaction or series of transactions.

          The Bank will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Bank to any other Person or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Bank and its Subsidiaries on a consolidated basis to any other Person.

          In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Trust or the Surviving Entity shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the requirements of this Section 801 and that all conditions precedent therein provided for relating to such transaction have been complied with.

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Trust in accordance with Section 801 in which the Trust is not the continuing obligor under the Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under the Indenture with the same effect as if such successor had been named as the Trust therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.


                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Trust, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Trust or any other obligor under the Securities and the assumption by any such successor of the covenants of the Trust contained herein and in the Securities in accordance with the provisions of Article Eight; or

          (2) to evidence the substitution of the New Obligor, and the assumption by the New Obligor of the obligations of the Trust in this Indenture and the Securities in accordance with Article Fourteen; or

          (3) to add to the covenants of the Trust or any other obligor upon the Securities for the benefit of the Holders or to surrender any right or power herein conferred upon the Trust or any other obligor upon the Securities; or

          (4)  to add any additional Events of Default; or

          (5) to cure any ambiguity, to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect in any material respect the interests of the Holders; or

          (6) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or any similar federal statute hereafter enacted; or

          (7) to secure further the Securities or add a guarantor of the Notes under this Indenture; or

          (8) to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

          (9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Trust's obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Trust and the Trustee, the Trust, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date); or

          (2) amend, change or modify any of the provisions of Section 1021 including any definitions relating thereto, in a manner adverse to the Holders; or

          (3) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

          (4) modify any of the provisions of this Section 902, Sections 513, 1020 or 1214(a), (b) or (d), except to increase the percentage of Outstanding Securities required for such action or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

          (5) except as otherwise permitted under the provisions of Article Eight and Article Fourteen, consent to the assignment or transfer by the Trust of any of its rights and obligations under this Indenture; or

          (6) make any change in any of the provisions of this Indenture relating to the Collateral that adversely affects the Holders; or

          (7) waive a default in payment with respect to any Security (other than a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities as provided herein and a waiver of the payment default that resulted from such acceleration);

provided, however, that a majority in aggregate principal amount of Outstanding Securities may amend the provisions of Section 801 to permit the Bank to merge or consolidate with another Person for the sole purpose of obtaining a charter as a commercial bank or a state chartered thrift, so long as such merger or consolidation does not adversely affect the rights of the Holders of the Securities.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Securities to Supplemental Indentures.
                        --------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Trust and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Trust shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

          SECTION 908.  Payment for Consent.
                        -------------------

          Neither the Trust, any Affiliate of the Trust nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001.  Payment of Principal, Premium, if Any, Interest.
                         -----------------------------------------------

          The Trust covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Trust will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Trust, unless the Trust shall designate and maintain some other office or agency for one or more of such purposes. The Trust will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Trust shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Trust hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Trust may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain an office or agency in The City of New York for such purposes. The Trust will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Security Payments to Be Held in Trust.
                         -----------------------------------------------

          If the Trust shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Trust shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Trust will promptly notify the Trustee of such action or any failure so to act.

          The Trust will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Trust (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Trust Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Trust or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Trust or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Trust, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Trust on Trust Request, or (if then held by the Trust) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Trust as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust.

          SECTION 1004.  Existence.
                         ---------

          Subject to Article Eight, the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Trust and each Restricted Subsidiary; provided, however, that, subject to the provisions of this Indenture, the Trust shall not be required to preserve any such right or franchise, or the existence of any Restricted Subsidiary (other than the Bank and the Pledged Subsidiary), if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Trust and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Trust or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  Maintenance of Properties.
                         -------------------------

          The Trust will cause all properties owned by the Trust or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Trust from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Trust, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Insurance.
                         ---------

          The Trust will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Trust to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  Statement by Officers As to Default.
                         -----------------------------------

          (a) The Trust will deliver to the Trustee, within 30 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Trust's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Trust or any Subsidiary gives any notice or takes any other action with respect to a claimed default by the Trust or any Subsidiary in the payment of an amount aggregating in excess of $10,000,000, the Trust shall deliver to the Trustee by registered or certified mail, by courier or by telegram, telex or facsimile transmission an officers' certificate specifying such Default, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  Provision of Financial Statements.
                         ---------------------------------

          (a) The Trust will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, the annual, quarterly and other reports and other documents required by Section 13(a), 13(c) or 15(d) of the Exchange Act regardless of whether such Sections of the Exchange Act are applicable to the Trust. The Trust also will (i) file with the Trustee, and provide to each Holder of Securities upon request, copies of such reports and documents within 15 days after the date on which the Trust files such reports and documents with the Commission or the date on which the Trust would be required to file such reports and documents if the Trust were so required and
(ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply copies of such reports and documents to any prospective holder of Securities promptly upon request and at the Trust's cost.

          (b) The Trust will provide to each Holder of Securities and any prospective holder of Securities, promptly upon request, and at the Trust's cost, copies of the consolidated financial statements of the Bank and its subsidiaries on an annual and quarterly basis (audited in the case of such annual statements).

          SECTION 1010.  Limitation on Indebtedness.
                         --------------------------

          (a) The Trust will not create, issue, assume, guarantee or otherwise in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such incurrence the Trust's Operating Cash Flow Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period and after giving pro forma effect to (i) the incurrence of such Indebtedness (and all other Indebtedness incurred since the end of the most recently completed fiscal quarter of the Trust preceding the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any such other Indebtedness), including to refinance other Indebtedness, as if such Indebtedness (and any such other Indebtedness) had been incurred on the first day of such four-quarter period and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Trust or its Restricted Subsidiaries, as the case may be, since the first day of such four quarter period, as if such acquisition or disposition occurred on the first day of such four quarter period, would have been greater than or equal to (x) 2.0 to 1.0 prior to April 1, 1999, (y) 2.25 to 1.0 on and after April 1, 1999 and prior to April 1, 2000 and (z) 2.50 to 1.0 thereafter.

          (b) The Trust will not permit any of its Restricted Subsidiaries (other than the Bank and its Subsidiaries) to incur any Indebtedness (including any Acquired Indebtedness), other than Permitted Subsidiary Indebtedness.

          SECTION 1011.  Limitation on Restricted Payments.
                         ---------------------------------

          (a) The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Trust (other than dividends or distributions payable solely in shares of the Qualified Capital Stock of the Trust or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Trust or any direct or indirect parent of the Trust or any options, warrants or other rights to acquire such Capital Stock;

               (iii) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of any Restricted Subsidiary (other than with respect to (A) any such Capital Stock held by the Trust or any of its Wholly Owned Restricted Subsidiaries, (B) any such Capital Stock of the Bank or any of its Subsidiaries or (C) to all holders of such Capital Stock of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary on a pro rata basis or, with respect to such dividend or distribution to the Trust or a Wholly Owned Restricted Subsidiary, on a more advantageous basis) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any Subsidiary of the Trust (other than (A) any such Capital Stock of any Wholly Owned Restricted Subsidiary, (B) any Capital Stock held by the Bank or its Subsidiaries of any of their Subsidiaries or (C) any Capital Stock of any Securitization Entity that is a Subsidiary of the Bank);

               (iv) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness;

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Trust (other than with respect to (A) guarantees of Indebtedness of any Wholly Owned Restricted Subsidiaries of the Trust by the Trust or by any Restricted Subsidiary (other than the Bank or any of its Subsidiaries), (B) guarantees of Indebtedness of the Bank or any of its Subsidiaries by another Subsidiary of the Bank or any guarantee by the Bank of Indebtedness of its Subsidiaries), (C) guarantees of Indebtedness of the Trust by any Restricted Subsidiary (other than the Bank and its Subsidiaries) or (D) guarantees of Indebtedness of the Bank or its Subsidiaries by any Affiliate of the Trust); or

               (vi)   make any Investment in any Person

(each of the foregoing actions described in (but not excluded from) clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment"), provided that such Restricted Payments may be made by the Trust or any Restricted Subsidiary (other than the Bank and its Subsidiaries) if, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Trustees of the Trust, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of:

          (A) 50% of the aggregate Consolidated Net Income (Loss) of the Trust accrued on a cumulative basis during the period beginning on October 1, 1997 and ending on the last day of the Trust's last fiscal quarter ending prior to the Interest Payment Date immediately preceding the date of such proposed Restricted Payment (or, if such Consolidated Net Income (Loss) shall be a loss, minus 100% of such loss);

          (B) the aggregate net cash proceeds received after the date of the Indenture by the Trust from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Trust or warrants, options or rights to purchase such shares of Qualified Capital Stock of the Trust;

          (C) the aggregate net cash proceeds received after the date of the Indenture by the Trust as capital contributions;

          (D) the aggregate net cash proceeds received after the date of the Indenture by the Trust (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Qualified Capital Stock of the Trust;

          (E) the aggregate net cash proceeds received after the date of the Indenture by the Trust from the issuance or sale (other than to any of its Subsidiaries) of debt securities that have been converted into or exchanged for Qualified Capital Stock of the Trust, together with the aggregate net cash proceeds received by the Trust at the time of such conversion or exchange; and

          (F)  $20,000,000;

provided that the provisions of paragraph (a) will not restrict the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such declaration and payment were permitted by the provisions of paragraph (a).

          (b) Notwithstanding paragraph (a) above, the Trust and its Restricted Subsidiaries may take the following actions (each a "Permitted Payment") so long as (other than with respect to (1) clause (v) below to the extent such exchange is required by the OTS and (2) clause (ix) below with respect to the Investment of funds by the Bank and its subsidiaries in the normal course of business) no Default or Event of Default shall have occurred and be continuing:

          (i) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Trust, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to any of its Subsidiaries) of, shares of Qualified Capital Stock of the Trust;

          (ii) (A) the repurchase, redemption, defeasance or other acquisition or retirement for value by the Bank of the 13% Preferred Stock or the Series B Preferred Stock, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Trust) of, shares of Qualified Capital Stock of the Bank or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the Trust) of new Indebtedness of the Bank which has no Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments, other than as a result of a change of control provision similar to the Securities) on or prior to the final Stated Maturity of principal of the Securities or (B) the acquisition by an Affiliate of the Bank of the 13% Preferred Stock or the Series B Preferred Stock (and the contribution thereof to the Bank for retirement and cancellation) with the proceeds of a cash distribution from the Bank out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Trust) of shares of Qualified Capital Stock of the Bank or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the Trust) of new Indebtedness of the Bank which has no Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments, other than as a result of a change of control provision similar to the Securities) on or prior to the final Stated Maturity of principal of the Securities; provided that, after giving effect to such issuance and sale or such incurrence and such repurchase, redemption, defeasance or other acquisition or retirement, or such acquisition and contribution and distribution, the Bank has (i) a leverage (core) capital ratio equal to or in excess of 5.5%, (ii) a tier 1 risk-based capital ratio equal to or in excess of 6.5% and (iii) a total risk-based capital ratio equal to or in excess of 11%, as such ratios are calculated in accordance with 12 C.F.R. Section 567 or any successor law or regulation;

          (iii) the repurchase, redemption, defeasance or other acquisition or retirement for value by the Bank or any of its Subsidiaries of Preferred Stock of the Bank or its Subsidiaries (other than the 13% Preferred Stock and the Series B Preferred Stock); provided that, after giving effect to such repurchase, redemption, defeasance or other acquisition or retirement, the Bank has (i) a leverage (core) capital ratio equal to or in excess of 5.5%, (ii) a tier 1 risk-based capital ratio equal to or in excess of 6.5% and (iii) a total risk-based capital ratio equal to or in excess of 11%, as such ratios are calculated in accordance with 12 C.F.R. Section 567 or any successor law or regulation;

          (iv)   the redemption by the Bank of any of the PIK Preferred Stock;

          (v) the exchange of the CCPCC Preferred Stock for the Series B Preferred Stock;

          (vi) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Trust) of shares of Qualified Capital Stock of the Trust;

          (vii) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to that of Section 1021; provided that prior to such repurchase the Trust has made the Change of Control Offer as provided in Section 1021 with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

          (viii) guarantees by the Trust or its Restricted Subsidiaries of Indebtedness pursuant to the Reimbursement Agreement in an aggregate amount not to exceed $150,000,000;

          (ix)   Permitted Investments;

          (x) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any shares of Qualified Capital Stock of the Bank (other than Preferred Stock) by the Bank; and

          (xi) the repurchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock), in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Trust) of new Subordinated Indebtedness (such a transaction, a "refinancing"); provided that any such new Indebtedness of the Trust (A) shall be in a principal amount that does not exceed an amount equal to the sum of (1) 101% of an amount equal to the principal amount so refinanced less any discount from the face amount of the Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (2) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Trust as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (3) the amount of expenses of the Trust incurred in connection with such refinancing; provided further that for purposes of this clause (A), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (B) (x) if such refinanced Subordinated Indebtedness has an Average Life to Stated Maturity shorter than that of the Securities or a final Stated Maturity earlier than the final Stated Maturity of the Securities, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final stated Maturity of such refinanced Indebtedness or (y) in all other cases, each Stated Maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Indebtedness shall be on or after the final Stated Maturity of principal of the Securities; and (C) is (x) made expressly subordinate to the Securities to substantially the same extent as the Subordinated Indebtedness being refinanced or (y) expressly subordinated to such refinanced Subordinated Indebtedness.

The actions described in clauses (i), (vi) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a) above to the extent, in the case of clauses (i) and (vi), the Trust receives net cash proceeds and applies them as described in such clauses (i) and (vi), and the actions described in clauses (ii), (iii), (iv), (v), (viii), (ix), (x) and (xi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph
(a).

          SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of
                         -----------------------------------------------------
Restricted Subsidiaries.
-----------------------

          The Trust (i) will not permit any of its Restricted Subsidiaries (other than the Bank and its Subsidiaries) to issue any Capital Stock (other than to the Trust or a Wholly Owned Restricted Subsidiary of the Trust) and (ii) other than with respect to Capital Stock of the Bank and its Subsidiaries, will not permit any Person (other than the Trust, a Wholly Owned Restricted Subsidiary of the Trust or the Bank and its Subsidiaries) to own any Capital Stock of any of its Restricted Subsidiaries; provided, however, that this
Section 1012 shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Trust or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, (2) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law or (3) the ownership by any Person of any Capital Stock of any Restricted Subsidiary of the Trust that is not a Wholly Owned Restricted Subsidiary on the date of the Indenture; provided further, however, that the Bank will not, and will not permit any Subsidiary of the Bank to, create any class of common stock if such class of common stock provides for, or entitles any holder thereof to, the payment of dividends or distributions of any kind on any basis other than on a pro rata basis, consistent with the ownership interests of all the holders of the common stock of the Bank or such Subsidiary, to the holders of all classes of common stock of the Bank or such Subsidiary, as the case may be.

          SECTION 1013.  Limitation on Dividends from the Bank and Its
                         ---------------------------------------------
Subsidiaries.
------------

          Notwithstanding anything to the contrary contained herein, neither the Bank nor any of its Subsidiaries will make any distribution on or with respect to their respective shares of Capital Stock representing a return of capital to the holder thereof; provided, however, this provision shall not prohibit (1) any such distribution from a Wholly Owned Subsidiary of the Bank to the Bank or another Wholly Owned Subsidiary of the Bank or (2) any such distribution by the Bank or a Subsidiary of the Bank that is not a Wholly Owned Subsidiary of the Bank (x) to a Person that is not an Affiliate of the Bank and (y) to a Person that is an Affiliate of the Bank on a pro rata basis or a less advantageous basis; provided that this clause (2) shall not prohibit a transaction otherwise permitted pursuant to clause (b)(x) of Section 1011.

          SECTION 1014.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          (a) The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Trust (except that the Bank and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Bank, and the Trust and any Wholly Owned Restricted Subsidiary of the Trust may enter into any transaction or series of related transactions with any other Wholly Owned Restricted Subsidiary of the Trust without limitation under this covenant) unless (1) such transaction or series of related transactions is in writing on terms that are no less favorable to the Trust or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's-length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that in good faith would be offered to a Person that is not an Affiliate, (2) with respect to any transaction or series of related transactions in which the Trust and its Restricted Subsidiaries will receive or render value or incur obligations or make aggregate payments in excess of $5,000,000, the Trust delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Trustees of the Board of Trustees of the Trust and (3) with respect to any transaction or series of related transactions in which the Trust and its Restricted Subsidiaries will receive or render value or incur obligations or make aggregate payments in excess of

$20,000,000, or in the event no members of the Board of Trustees of the Trust are Disinterested Trustees with respect to any transaction or series of related transactions included in clause (2), the Trust delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Trust and its Restricted Subsidiaries from a financial point of view; provided, however, that this covenant will not restrict
(i) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Trust or any of its Subsidiaries,
(ii) any transaction or series of related transactions in which the total amount involved does not exceed $100,000, (iii) payment of legal expenses incurred on behalf of the Trust or its Subsidiaries; provided, however, that such expenses paid by the Bank and its Subsidiaries for or on behalf of the Trust or any other Restricted Subsidiary (other than a Subsidiary of the Bank) shall not exceed $500,000 in any fiscal year, (iv) payment of construction and development fees incurred on behalf of the Trust or its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 in any fiscal year, after adjustment for annual increases in the consumer price index, as reported by the United States Department of Labor, Bureau of Labor Statistics, (v) payment of financing fees of up to 1% of the aggregate principal amount of Retail Notes issued and sold after the date of the Indenture, (vi) transactions permitted under Section 1011,
(vii) payment of up to $4,200,000 of Advisory Fees in any fiscal year, after adjustment for annual increases in the consumer price index, as reported by the United States Department of Labor, Bureau of Labor Statistics, (viii) transactions entered into pursuant to Management Agreements, (ix) checking or other deposit products and investment management and advisory services and insurance products, in each case that the Bank and its subsidiaries customarily offer to their respective customers in the ordinary course of business, (x) guarantees under the Reimbursement Agreement, (xi) payments pursuant to the Tax Sharing Agreement and (xii) payments by the Trust to the Bank pursuant to the Capital Maintenance Agreement; provided, however, that Advisory Fees may only be paid so long as (A) the Trust does not hire employees and (B) no Default or Event of Default shall have occurred and be continuing.

          (b) If the Bank shall fail to comply with any of its Regulatory Capital Requirements set forth in clauses (i) and (ii)(x) of the definition thereof, then the Trust shall not and shall not permit any of its Restricted Subsidiaries (other than the Bank or its Subsidiaries) to, directly or indirectly, make any payments pursuant to clauses (a)(iii), (iv) or (v) above, any Restricted Payments otherwise permitted by clause (a)(2) of Section 1011, any Permitted Payments, other than actions permitted by clauses (iv), (v),
(viii) and (xi) of paragraph (b) of Section 1011, or any Investments in any Person (other than Permitted Investments permitted by clauses (i), (v), or (vii) of the definition thereof) or otherwise engage in any activity (including purchases, acquisition by lease and other acquisitions of additional real property and buildings) other than operating its then existing businesses in the ordinary course until the Bank shall have complied with such Regulatory Capital Requirements.

          (c) The Trust will not, and will not permit any of its Restricted Subsidiaries, to amend, modify or in any way alter the terms of the Management Agreements, the Reimbursement Agreement or the Advisory Agreement in a manner adverse to the interests of the Holders of the Securities, except as otherwise permitted by the Indenture or to change the properties subject to the Management Agreements.

          SECTION 1015.  Limitation on Liens.
                         -------------------

          The Trust will not, and will not permit any Restricted Subsidiary to, directly or indirectly, for the benefit of any Affiliate of the Trust (other than the Trust or a Wholly Owned Restricted Subsidiary of the Trust) create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its or their property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon; provided, however, that (a) the Bank may create, incur, assume or suffer to exist such Liens for the benefit of its Subsidiaries and Subsidiaries of the Bank may create, incur, assume or suffer to exist such Liens for the benefit of the Bank or any other Subsidiary of the Bank and (b) the Trust may create, incur, assume or suffer to exist such Liens in favor of the Bank as required by the OTS to secure the payment and performance of the Trust under the Tax Sharing Agreement to repay payments made by the Bank to the Trust; provided further that this covenant shall not apply to bankers' and securities intermediaries' Liens arising in the ordinary course.

          SECTION 1016.  Restriction on Transfer of Assets to Subsidiaries.
                         -------------------------------------------------

          The Trust will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries except for (i) sales, conveyances, transfers or other dispositions of assets or property in an amount permitted by
Section 1011 and (ii) sales, conveyances, transfers or other distributions of Real Estate Property to Single Asset Subsidiaries.

          SECTION 1017.  Limitation on Asset Sales.
                         -------------------------

          The Trust will not, and will not permit any of its Restricted Subsidiaries (other than the Bank and its Subsidiaries) to, engage in any Asset Sale unless (i) the consideration received by the Trust or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the Capital Stock or assets sold (as determined by the Board of Trustees of the Trust, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Trust or the relevant Restricted Subsidiary in respect of such Asset Sale consists of (a) at least 75% Cash Equivalents or (b) like-kind property to be used in the business of the Trust or such Restricted Subsidiary, as the case may be.

          SECTION 1018.  Limitation on Restricted Subsidiaries.
                         -------------------------------------

          The Trust will not (i) permit any of its Single Asset Subsidiaries to acquire additional Real Estate Property or make Investments in any other Person other than the Trust, or (ii) create any new Restricted Subsidiaries other than Single Asset Subsidiaries and, to the extent permitted by clause (ii) of the definition of Permitted Investments, Wholly Owned Restricted Subsidiaries; provided, however, that such Single Asset Subsidiaries may (A) invest current working capital in Cash Equivalents under clauses (a), (b), (c) and (d) of the definition thereof and (B) to the extent required by third party lenders under any loan agreement with such Subsidiary, invest cash balances in investments other than Cash Equivalents under clause (a), (b), (c) and (d) of the definition thereof to the extent required by such loan agreement.

          SECTION 1019.  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Restricted Subsidiaries.
---------------------------------

          The Trust will not, and will not permit any of its Restricted Subsidiaries (other than (i) the Bank and its Subsidiaries and (ii) any Restricted Subsidiary that was a subsidiary of the Trust on or before March 30, 1994 and has not received Real Estate Property from the Trust after such date) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Trust or any other Restricted Subsidiary, (c) make loans or advances to the Trust or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Trust or any Restricted Subsidiary or (e) guarantee any Indebtedness of the Trust or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the date of the Indenture, (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest or equipment of the Trust or any Restricted Subsidiary, (iv) customary due on sale and other restrictions on transfer contained in mortgages and deeds of trust, (v) any agreement entered into in connection with the acquisition, development, construction or improvement of real property so long as such agreement is required by a third party prior to extending credit, (vi) the Indenture and
(vii) any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and
(v), provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced and, with respect to clause (v), such encumbrance or restriction is required as a condition of such third party extending credit pursuant to such extension, renewal, refinancing or replacement.

          SECTION 1020.  Required Stock Ownership.
                         ------------------------

          (a) The Trust will at all times be the legal and beneficial owner of the Pledged Bank Stock and will not sell, transfer or otherwise dispose of any Capital Stock of the Bank regardless of when acquired. The Trust will at all times be the legal and beneficial owner in the aggregate of at least 66 2/3% of the issued and outstanding common stock of the Bank and Voting Stock representing at least 66 2/3% of the voting power of the Voting Stock of the Bank. All the Pledged Bank Stock and such shares of the common stock of the Bank and Voting Stock representing at least 66 2/3% of the voting power of the Voting Stock of the Bank as are necessary to ensure that the Trust beneficially and legally owns 66 2/3% of the issued and outstanding Voting Stock and common stock of the Bank will be referred to as "Restricted Shares."

          (b) The Trust will not create or permit to exist any Lien on any Restricted Shares directly owned by it, other than the Lien of the Indenture.

          (c) The Trust will not create or permit to exist any Lien on the Collateral other than the Lien of the Indenture.

          SECTION 1021.  Purchase of Securities upon a Change of Control.
                         -----------------------------------------------

          (a) If a Change of Control shall occur at any time, then each Holder of Securities will have the right to require that the Trust purchase such Holder's Securities, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer"). The Change of Control Offer shall remain open until the close of business on the Change of Control Purchase Date or such later date as may be necessary for the Trust to comply with requirements under the Exchange Act.

          (b) Within 30 days following any Change of Control, the Trust shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Securities by first-class mail, postage prepaid, at the address of such Holder appearing in the Security Register, stating, among other things,
(i) that the Change of Control has occurred and that such Holder has the right to require the Trust to repurchase such Holder's Securities at the Change of Control Purchase Price; (ii) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control); (iii) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (iv) that any Security not tendered will continue to accrue interest; (v) that, unless the Trust defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (vi) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (c) of this Section

          (c) Holders electing to have Securities purchased will be required to surrender such Securities to the Trust at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holder will be entitled to withdraw their election if the Trust receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) The Trust will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

          (e) Notwithstanding anything to the contrary contained herein, the Substitution, made in compliance with the provisions of this Indenture, will not constitute a Change of Control.

          SECTION 1022.  Obtaining a Rating on the Securities.
                         ------------------------------------

The Trust will use its best efforts to obtain a rating on the Securities by S&P and Moody's on or before June 30, 1998.

          SECTION 1023.  Payment of Tax Sharing Payment.
                         ------------------------------

          (a) On and after the Substitution Date, the New Obligor will cause the B.F. Saul Real Estate Investment Trust to deposit, or cause to be deposited, in a collateral account in favor of the New Obligor, that portion (the "Tax Collateral") of any Tax Sharing Payment made by the Bank and its subsidiaries to the B.F. Saul Real Estate Investment Trust and its subsidiaries (other than the Bank and its subsidiaries), in an amount equal to the benefit, if any, under the Tax Sharing Agreement, accruing to the New Obligor as a result of interest expense on the Securities). The New Obligor will have a first priority security interest in the Tax Collateral until the time such amounts are paid to the New Obligor; provided that so long as no Event of Default has occurred and is continuing, such amounts on deposit may be used, at the written direction of the New Obligor, for the payment of interest on the Notes.

          (b) On and after the Substitution Date, the New Obligor will, will cause the B.F. Saul Real Estate Investment Trust to or will cause any other appropriate person to, at any time and from time to time at the expense of the B.F. Saul Real Estate Investment Trust, promptly give, execute, deliver, file and/or record any financing statement, notice, instruments, certificates and other documents and take all further action that may be necessary or that the New Obligor or the Trustee may reasonably request in order to create, preserve, perfect or validate the first priority security interest in the Tax Collateral.

          SECTION 1024.  Amendments, Etc.
                         ---------------

          The Trust will not amend, modify, or change in any manner or permit any of its Restricted Subsidiaries to amend, modify or change in any manner, any term or condition of its or any of its Restricted Subsidiaries' certificates of incorporation, charters, bylaws or other similar documents or instruments, except amendments, modifications or changes that (i) would not have an adverse effect on the rights and remedies of the Trustee or the Holders of the Securities, (ii) are required by this Indenture or (iii) are required by law.

          SECTION 1025.  Waiver of Certain Covenants.
                         ---------------------------

          The Trust may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1019, inclusive or
Section 1022, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Trust, the Restricted Subsidiaries and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

          SECTION 1101.  Right of Redemption.
                         -------------------

          The Securities will be redeemable at the option of the Trust, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record dates to receive interest due on an Interest Payment Date), on the Redemption Date.

          SECTION 1102.  Applicability of Article.
                         ------------------------

          Redemption of Securities at the election of the Trust or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

          SECTION 1103.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Trust to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Trust, the Trust shall, at least 60 days prior to the Redemption Date fixed by the Trust (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

          SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.
                         -------------------------------------------------

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

          The Trustee shall promptly notify the Trust in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.
                         --------------------

          Notice of redemption shall be given in the manner provided for in
Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Trust shall be given by the Trust or, at the Trust's request, by the Trustee in the name and at the expense of the Trust.

          SECTION 1106.  Deposit of Redemption Price.
                         ---------------------------

          Prior to any Redemption Date, the Trust shall deposit with the Trustee or with a Paying Agent (or, if the Trust is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 1107.  Securities Payable on Redemption Date.
                         -------------------------------------

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trust at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more

Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 1108.  Securities Redeemed in Part.
                         ---------------------------

          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Trust maintained for such purpose pursuant to
Section 1002 (with, if the Trust or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Trust shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                ARTICLE TWELVE

                       SECURITY AND PLEDGE OF COLLATERAL

          SECTION 1201.  Grant of Security Interest.
                         --------------------------

          The Trust grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its present or future right, title and interest in and to the following (the "Collateral"):

          (a) the Custodian Accounts representing the Bank Collateral Account, the Tax Payment Collateral Account and, from and after the Substitution, the Bank Contribution Collateral Account;

          (b) the shares of Bank Stock from time to time deposited to the Bank Collateral Account pursuant to this Article Twelve (the "Pledged Bank Stock"), together with the certificates representing the Pledged Bank Stock, and, subject to Section 1207(a), all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Bank Stock;

          (c) cash and U.S. Government Securities and Financial Assets deposited to a Custodian Account from time to time pursuant to Section 1203, Certificates of Deposit

     (whether or not they are deemed to be instruments) in which such Collateral (or proceeds thereof) may be invested from time to time, all other investments from time to time pursuant to Section 1203(e), all notes, checks and other instruments and all Certificates of Deposit (whether or not they are deemed to be instruments) from time to time held in a Custodian Account in substitution for or in addition to or upon payment or collection of any or all of the foregoing and, subject to Section 1207(a), all interest, dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing;

          (d) all proceeds of any and all of the foregoing (including without limitation proceeds constituting property of the types described above); and

          (e) all of the Trust's Security Entitlements with respect to the foregoing.

          SECTION 1202.  Secured Obligations.
                         -------------------

          This Indenture secures the payment of all obligations of the Trust now or hereafter existing under this Indenture and the Securities, whether for principal, interest, fees, expenses or otherwise (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Indenture secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Trust but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Trust.

          SECTION 1203.  Delivery, Investment and Release of Collateral.
                         ----------------------------------------------

          (a) On the date hereof, the Trust will deposit to the Bank Collateral Account, as Collateral, to be credited to and accounted for in the Bank Collateral Account, certificates evidencing all Bank Stock owned legally or beneficially by the Trust on such date, indorsed in blank or accompanied by duly executed instruments of indorsement in blank, all in form and substance satisfactory to the Trustee.

          (b) The Trust may, on any date, deposit to the Bank Collateral Account, as additional Collateral, to be credited to and accounted for in the Bank Collateral Account, cash, U.S. Government Securities, additional shares of Bank Stock and/or the Trust's Security Entitlements with respect to any or all of the foregoing.

          At the time of any deposit of Bank Stock pursuant to this subsection
(b), the Trust shall deliver to the Custodian the same certificates and documents with respect thereto as are referred to in Section 1203(a) with respect to Bank Stock delivered to the Custodian on the date hereof.

          (c) Upon the occurrence and during the continuance of any Default or Event of Default, the Trust will deposit, or cause to be deposited, to the Tax Payment Collateral Account, as additional Collateral (the "Tax Payment Collateral"), to be credited to and accounted for in the Tax Payment Collateral Account, cash, U.S. Government Securities and/or the Trust's Security Entitlements with respect to any or all of the foregoing, in an aggregate amount equal to the Benefit Amount of each Tax Sharing Payment to be made by the Bank and its subsidiaries to the Trust and its subsidiaries (other than the Bank and its subsidiaries) pursuant to the Tax Sharing Agreement. The Trustee will have a first priority lien on and security interest in the Tax Payment Collateral and the Tax Payment Collateral Account to secure the Secured Obligations. If no Default or Event of Default is continuing and the Tax Payment Collateral has not been applied to the Secured Obligations pursuant to the terms of this Indenture or applied pursuant to the terms of Section 1207(c), such Tax Payment Collateral shall be released from the Lien of this Indenture and the Trustee shall direct that such Collateral be returned to the Trust. For purposes of this Section 1203(c) "Benefit Amount" means, with respect to any Tax Sharing Payment, an amount equal to the tax benefit to the Affiliated Group (as defined in the definition of Tax Sharing Agreement) of the interest expense on the Securities for the period to which such Tax Sharing Payment relates.

          (d) The Trust will, on the Substitution Date, and immediately prior to the Substitution, deposit or cause to be deposited to the Bank Contribution Collateral Account established by the New Obligor with the Custodian, as additional Collateral (the "Bank Contribution Collateral"), to be credited to and accounted for in the Bank Contribution Collateral Account, cash in an aggregate amount equal to the Bank Contribution Amount; provided, however, if the Bank Contribution is paid by the Trust to the Bank at the Substitution Date in accordance with and pursuant to the terms of this Indenture, no deposit will be required pursuant to this Section 1203(d) and the establishment of a Bank Contribution Collateral Account shall not be required pursuant to Section 1204(b). The Trustee will have a first priority lien on and security interest in the Bank Contribution Collateral and the Bank Contribution Collateral Account to secure the Secured Obligations.

          (e) The Trust may from time to time direct the Trustee to exchange, or cause to be exchanged, some of the Pledged Bank Stock for other Collateral to be provided by the Trust on the basis specified in this Section 1203(e) and to release, or cause to be released, the Pledged Bank Stock so exchanged from the Lien of this Indenture. Such direction shall specify the number of shares of Pledged Bank Stock to be exchanged and upon such exchange to be released from the Lien of this Indenture. On the date on which it shall deliver such direction to the Trustee, the Trust will deposit, or cause to be deposited, to the Bank Collateral Account, as additional Collateral, to be credited to and accounted for in the Bank Collateral Account, cash, U.S. Government Securities and/or the Trust's Security Entitlements with respect to any or all of the foregoing, the aggregate Collateral Value of which as of such date is at least equal to $28,000 for each share of Pledged Bank Stock (adjusted to reflect any splits or combinations of Bank Stock after the date hereof) that the Trust has directed the Trustee to exchange for other Collateral.

          Promptly following its receipt of such direction, such substitute Collateral, the Officers' Certificate required by Section 1203(g), the Opinion of Counsel required by Section 1203(h) and any documents required by Sections 103 and 1213, and, if no Default or Event of Default shall have occurred and be continuing, the Trustee will, or will cause the Custodian to, (if necessary, after the Custodian has received from the Bank separate certificates evidencing the Bank Stock to be delivered to the Trust and the Bank Stock that will continue to be Pledged Bank Stock in exchange for the certificates evidencing the Pledged Bank Stock) deliver to the Trust certificates evidencing the number of shares of Pledged Bank Stock that the Trust shall have directed the Trustee to release from the Lien of this Indenture. Any shares so released shall no longer be included in the Pledged Bank Stock.

          Collateral deposited to the Bank Collateral Account under this subsection (e) shall be credited to and accounted for in the Bank Collateral Account and shall not be released from the Lien of this Indenture except pursuant to Section 1207(a) or Section 1212.

          (f) The Trust may, from time to time, so long as no Default or Event of Default shall have occurred and be continuing, direct the Custodian,

          (i) to invest cash in the Bank Collateral Account, the Bank Contribution Collateral Account and the Tax Payment Collateral Account, as the case may be, in Certificates of Deposit and/or U.S. Government Securities and to account for such investments in the applicable account, and

          (ii) to sell Certificates of Deposit and U.S. Government Securities in, and account for the proceeds of such sale in, the Bank Collateral Account, the Bank Contribution Collateral Account and the Tax Payment Collateral Account, as the case may be.

          Any brokerage costs and other fees or expenses related to such sale or investment and amounts relating to accrued or accreted interest required to be paid to purchase any investment shall be paid by the Trust at the time of its direction to the Custodian pursuant to this subsection (f) and not from the Collateral. If

          (x) the principal amount paid to the applicable Custodian Account on the maturity of any Certificate of Deposit or U.S. Government Security in the Bank Collateral Account, the Bank Contribution Collateral Account or the Tax Payment Collateral Account, as the case may be, shall be less than the purchase price therefor paid by the Custodian and attributable to principal, or

          (y) the price paid to the applicable Custodian Account on the sale of any Certificate of Deposit or U.S. Government Security in the Bank Collateral Account, the Bank Contribution Collateral Account or the Tax Payment Collateral Account, as the case may be, attributable to the principal amount thereof shall be less than the purchase price therefor paid by the Custodian and attributable to principal,

(such difference being a "Sale Deficit Amount"), the Trustee will so notify the Trust and the Trust, within five days after its receipt from the Trustee of such notice, will deposit or cause to be deposited to, to be credited to and accounted for in the Bank Collateral Account, the Bank Contribution Collateral Account or the Tax Payment Collateral Account, as the case may be, as additional Collateral, cash or U.S. Government Securities, and/or the Trust's Securities Entitlements with respect to any or all of the foregoing, the aggregate Collateral Value of which is at least equal to such Sale Deficit Amount. Any direction by the Trust to the Custodian pursuant to this subsection (f) shall specify the investments to be made or sold by the Custodian and account from which such investments are to be made or sold.

          Any investments and any proceeds of any sale of Collateral pursuant to this subsection (f) shall be recorded or held in the same account as the Collateral that was used to purchase such investment or that was sold.

          Any losses on investments of Collateral, or on Collateral deposited to any Custodian Account, shall be for the account of the Trust.

          (g) On each date (other than the date hereof) on which the Trust shall deposit Collateral to a Custodian Account, and as a condition to the release, exchange, sale or investment of any Collateral, the Trust will deliver to the Trustee an Officers' Certificate, dated the date of such deposit or of any direction to effect any such release, exchange, sale or investment (as applicable), certifying, as of the date of such Officers' Certificate, to the effect required by Section 103 and further certifying as follows:

          (i) other than with respect to a deposit of Collateral, that no Default or Event of Default has occurred and is continuing or would occur after giving effect to any exchange, sale, investment or release of Collateral to occur as of such date;

          (ii) if such Officers' Certificate is being delivered in connection with the deposit of any Collateral,

               (A) to the effect set forth in Sections 1205(a), (b) and (c) and, if the Collateral being deposited includes Bank Stock, the first sentence of Section 1205(d),

               (B) (1) if such Collateral consists of cash, that it has traced the source of such cash (describing in reasonable detail such source) and whether or not such cash constitutes direct or indirect proceeds of the issue and sale of the Securities, and

                 (2) if such Collateral consists of Bank Stock or U.S. Government Securities, that it has traced the source of funds used for the purchase of such Collateral (and describing in reasonable detail the source of such funds) and whether or not such funds constitute the direct or indirect proceeds of the issue and sale of the Securities;

          (iii) if such Officers' Certificate is being delivered in connection with the deposit of any Collateral to remedy a Sale Deficit Amount, that the aggregate Collateral Value, as of the date of such Officers' Certificate, of the cash and U.S. Government Securities and/or the Trust's Security Entitlements with respect thereto being deposited is at least equal to the Sale Deficit Amount then being remedied;

          (iv) if such Officers' Certificate is being delivered in connection with a direction that the Trustee exchange Pledged Bank Stock for other Collateral, as to the aggregate number of shares of Voting Stock of the Bank and Bank Common Stock outstanding as of the date of such Officers' Certificate and that, immediately following the release of such Pledged Bank Stock, the Pledged Bank Stock will constitute at least 66 2/3% of the voting power of the Voting Stock of the Bank and at least 66 2/3% of such aggregate number of shares of outstanding Bank Common Stock.

          (h) On each date on which the Trust shall deliver Collateral pursuant to this Section 1203, the Trust will deliver to the Trustee an Opinion of Counsel with respect to such Collateral, substantially to the effect set forth in Section 1213(c).

          (i) Any Collateral released by the Trustee pursuant to this Section 1203 shall be assigned, transferred and delivered to the Trust at the Trust's expense, together with any necessary assignment or endorsement, against receipt but without any recourse, warranty or representation whatsoever. The Trustee shall, in connection with any such release, at the request and expense of the Trust, execute and deliver to the Trust an instrument or instruments acknowledging the release of such Collateral from the Lien of this Indenture.

          (j)    In connection with any delivery of Collateral pursuant to this
Section 1203, the Trust will direct the Custodian to credit and to record such Collateral in the Bank Collateral Account, the Bank Contribution Collateral Account or the Tax Payment Collateral Account as required by this Indenture.

          SECTION 1204.  Delivery and Holding of Collateral.
                         ----------------------------------

          (a) If there shall occur a change in applicable law or regulations regarding the steps necessary to obtain and maintain a perfected security interest in U.S. Government Securities or any other Collateral, or if there is Collateral for which the procedures set forth in this Article Twelve, the applicable Custodian Agreement and any related agreement of the Custodian with respect to control of such Custodian Account are not effective to perfect a security interest, immediately upon the Trust having knowledge thereof the Trust will so notify the Trustee and will deliver to the Trustee an Opinion of Counsel setting forth the steps necessary for the Trustee to obtain and maintain such a perfected security interest in the Collateral affected by such change or for which the foregoing procedures are not effective to perfect a security interest, and the Trustee, instead of the actions set forth in this Article Twelve, the applicable Custodian Agreement and any related agreement of the Custodian with respect to control of such Custodian Account, shall take such other action, as specified in such Opinion of Counsel, as will create and maintain such perfected security interest.

          (b) The Trust will establish with the Custodian the Custodian Accounts (or one or more Custodian Accounts and sub-accounts; if any sub-account is established, references herein to an account shall include such sub-account),
(i) the "Bank Collateral Account", (ii) at the time of the Substitution, if there is Bank Contribution Collateral, the "Bank Contribution Collateral Account", and (iii) the "Tax Payment Collateral Account", in which all of the Collateral held, directly or indirectly, by the Custodian shall be credited, recorded and deposited. Each Custodian Account shall be established in the name of the Trust. Except as provided in this Indenture, no Collateral shall be paid, delivered or released to or for the account of, or withdrawn by or for the account of, the Trust or any other Person from such account.

          (c) The Trustee shall not be obligated to, and shall not, accept any Collateral from the Trust if it has knowledge of or has been advised by the Trust of any adverse claim with respect thereto, that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person.

          (d) If and to the extent that any "money" (within the meaning of Section 9-305 of the UCC) on deposit in a Custodian Account is not a Financial Asset held by the Custodian as a Securities Intermediary under the applicable Custodian Agreement, the Trust shall cause the Custodian, for the benefit of the Trustee, to maintain possession and control of such money for the benefit of the Trustee.

          SECTION 1205.  Representations, Warranties and Covenants.
                         -----------------------------------------

          The Trust represents, warrants and covenants that:

          (a) As of the time of its deposit of any Collateral in a Custodian Account pursuant to this Indenture it will be the sole beneficial owner of such Collateral, free and clear of any Lien, except for the Lien of this Indenture.

          (b) It has full power, authority and legal right to pledge all Collateral in which a security interest is or shall be granted by it pursuant to this Indenture.

          (c) Upon the credit and deposit of any Collateral to a Custodian Account (indorsed in blank or accompanied by a duly executed indorsement in blank, in the case of certificated securities), the crediting of such account by the Custodian with respect to such Collateral and compliance by the Custodian with the Custodian Agreement and the related agreement of the Custodian with respect to control of such Custodian Account, the Trustee will have a valid and perfected first-priority Lien on such Collateral, securing payment of the Secured Obligations.

          (d) The shares of Bank Stock owned by the Trust have been duly authorized, are validly issued, fully paid and non-assessable. As of the date of this Indenture (i) there are 10,000,000 shares of Bank Stock authorized and 10,000 shares of Bank Stock outstanding; (ii) the Bank has no Voting Stock or Bank Common Stock except for Bank Stock; (iii) there are no outstanding options, warrants, calls, convertible securities or commitments of any character relating to any authorized and unissued Bank Stock; (iv) the Trust owns 8,000 shares of Bank Stock; and (v) such shares constitute 80% of all shares of Bank Stock issued and outstanding.

          (e) No authorization, approval or other action by, or notice to, or filing with, any governmental authority or regulatory body is required under existing laws and regulations on the date hereof

               (i) for the grant or perfection of the security interests contemplated hereby or for the execution, delivery or performance of this Indenture by the Trust, except as may be set forth in Section 1204 with respect to actions to be taken by the Trustee, the Custodian or another Securities Intermediary holding Collateral and except for the filings referred to in Section 1206(b) that may be required in the future, or

               (ii) for the exercise by the Trustee of the voting or other rights provided for in this Indenture or its rights and remedies in respect of the Collateral pursuant to this Indenture, except

                    (A) as may be required in connection with the disposition of Collateral by laws affecting the offering and sale of securities generally, and

                    (B) with respect to Pledged Bank Stock, (i) for authorizations, approvals, other actions, notices and filings that may be required pursuant to 12 U.S.C. (S) 1817(j), 12 U.S.C.
               (S) 1467a, 12 C.F.R. Part 563g, 12 C.F.R. (S) 567.13 or 12 C.F.R.
               (S) 574, or any successor laws or regulations, (ii) for the filing of copies of materials pursuant to 16 C.F.R. Section 802.8(b)(1) in the event of a sale by the Trustee of the Pledged Bank Stock to one or more purchasers required to file a notice of change of control with the OTS pursuant to 12 U.S.C. Section 1817(j) and 12 C.F.R. Section 574.3(b) and (iii) for the filing of a pre-merger notification pursuant to 15 U.S.C. Section 18a and 16 C.F.R. Part 803 in the case of any purchaser of 15% or more of the Pledged Bank Stock which purchaser would not be required to obtain OTS approval for such purchase pursuant to 12 U.S.C. Section 1817(j), 12 U.S.C. 1467a or 12 C.F.R. Part 574.

          (f) The chief executive office of the Trust is located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Trust uses no trade name in connection with its operations.

          SECTION 1206.  Further Assurances.
                         ------------------

          (a) The Trust, at any time and from time to time, at its expense, will promptly give, execute, deliver, file and/or record any financing statement, notice, instruments, certificates and other documents and take all further action that may be necessary or that the Trustee may reasonably request in order to create, preserve, perfect or validate the first-priority security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          (b) Without limitation of the foregoing, the Trust will file or cause to be filed, promptly following the date of this Indenture, in the appropriate filing offices in the State of Maryland, Uniform Commercial Code financing statements adequately describing the Collateral and, thereafter, such renewals, amendments or continuations thereof or such additional financing statements in such additional offices in such jurisdictions or in the appropriate filing offices in such additional jurisdictions as shall be required from time to time under the Uniform Commercial Code in order to perfect and to continue the perfection of the security interest in the Collateral.

          SECTION 1207.  Dividends; Voting Rights; Etc.
                         -----------------------------

          (a) So long as no Default or Event of Default shall have occurred and be continuing, the Trust shall be entitled to receive, free of the Lien of this Indenture, all cash dividends and distributions (other than any dividends or distributions constituting a return of capital) and interest paid in respect of the Collateral held in the Bank Collateral Account, and the Trustee, promptly upon its receipt thereof, if the same are not paid directly to the Trust or the Custodian, shall deliver the same to the Trust. Upon the occurrence and during the continuance of a Default or an Event of Default the Trustee shall be entitled to retain in the applicable Custodian Account and subject to the Lien of this Indenture all such dividends, distributions and interest as additional Collateral, and all such dividends, other distributions and interest shall, if received by the Trust, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Trust, and be forthwith deposited to the applicable Custodian Account to be retained as additional Collateral in the same form as so received (with any necessary endorsement or assignment); provided that, if such Default or Event of Default, and all other Defaults or Events of Default that shall have thereafter occurred, shall be cured prior to the acceleration of the Securities or the exercise by the Trustee or the Holders of any other remedies hereunder, any such dividends, distributions and interest then being held as additional Collateral shall be distributed to the Trust, free of the Lien of this Indenture, promptly following the Trust's request therefor. Dividends and distributions that constitute a return of capital and interest that is to be retained as additional Collateral shall be retained in the Custodian Account holding the underlying security, investment, instrument or account on which such dividend or distribution is made or such interest is earned.

          (b) The Trustee shall be entitled to retain in the applicable Custodian Account and subject to the Lien of this Indenture all cash dividends and distributions and interest paid in respect of the Collateral held in the Tax Payment Collateral Account and the Bank Contribution Collateral Account as additional Collateral, and all such dividends and other distributions and interest shall, if received by the Trust, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Trust, and be forthwith deposited to the applicable Custodian Account to be retained as additional Collateral (with any necessary endorsement or assignment). Thereafter such additional Collateral will be subject to the same provisions and requirements of this Indenture as the other Collateral on deposit in such Custodian Account.

          (c) So long as no Event of Default shall have occurred and be continuing, the Trust shall be entitled to direct the Trustee and the Custodian in writing (or to cause the Trustee to direct the Custodian) to use the Collateral held in the Bank Contribution Collateral Account and the Tax Payment Collateral Account to pay interest on the Securities on any Interest Payment Date and the Trustee, upon receipt of such written direction, shall cause such Collateral to be sold and the proceeds thereof to be used to pay such interest.

          (d) The Trust shall be entitled to exercise any and all voting and other consensual rights relating to Collateral or any part thereof for any purpose; provided that no vote shall be cast, and no consent, waiver or ratification given or action taken, that would be inconsistent with or violate
Section 1214 or any other provision of this Indenture or the Securities; and provided further that

          (i) with respect to Collateral other than Pledged Bank Stock, the Trust shall no longer have such rights, and such rights shall be vested in the Trustee, upon notice from the Trustee to the Trust following the occurrence and during the continuance of a Default or an Event of Default, and

          (ii) with respect to Pledged Bank Stock, the Trust shall no longer have such rights, and such rights shall be vested in the Trustee, on five-day's advance notice from the Trustee to the Trust following the occurrence and during the continuance of an Event of Default and subject to the satisfaction of any regulatory requirements.

          (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 1207(d), and to receive all dividends and distributions that it may be entitled to receive under Section 1207(a), the Trust will, upon written notice from the Trustee, from time to time execute and deliver to the Trustee such proxies and other instruments as the Trustee may reasonably request.

          SECTION 1208.  Trustee Appointed Attorney-in-Fact.
                         ----------------------------------

          The Trust appoints the Trustee as its attorney-in-fact, with full authority in the place and stead and in its name or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article Twelve, including to receive, endorse and collect all instruments made payable to the Trust representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

          SECTION 1209.  Trustee May Perform.
                         -------------------

          If the Trust fails to perform any agreement contained in this Article Twelve, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Trust under Section 607.

          SECTION 1210.  Remedies upon Event of Default.
                         ------------------------------

          If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, subject, in the case of Pledged Bank Stock, to the satisfaction of any regulatory requirements, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and, subject to any applicable requirements of Section 9-504(4) of the Uniform Commercial Code, thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Trust agrees that, to the extent notice of sale shall be required by law, at least 30 days' notice to it (in the case of

Pledged Bank Stock) or 10 days' notice to it (in the case of any other Collateral) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and in accordance with Section 9-504(3) of the Uniform Commercial Code and any other applicable legal requirements. The Trust hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at the public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

          The Trust recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of certain of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Trust acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Trust to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Trust would agree to do so.

          In connection with the exercise of its rights and remedies under this Article Twelve or otherwise available to it, the Trustee is authorized to file such notices, applications and filings as may be necessary or appropriate in respect of the Pledged Bank Stock.

          The Trustee is not authorized or empowered to take any action or exercise any rights or remedies under this Article Twelve or otherwise available to it that would expose any Holder to liability under the Capital Maintenance Agreement or any capital restoration plan guaranty applicable to the Bank. Neither this Indenture, nor the exercise by the Trustee or any Holder of any remedies hereunder, nor the acquisition of the Pledged Bank Stock by the Trustee or any other Person in any foreclosure sale or otherwise, is intended to cause the Trustee, any Holder or any other Person to have any successor liability under the Capital Maintenance Agreement.

          SECTION 1211.  Application of Proceeds.
                         -----------------------

          Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 502 (so long as such acceleration has not been rescinded) any cash held as Collateral and all cash proceeds received in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 506.

          SECTION 1212.  Continuing Lien; Termination.
                         ----------------------------

          Except as provided in Section 1203 and 1207(a) and this Section 1212, this Indenture shall create a continuing Lien on the Collateral that shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon the Trust and its successors and assigns and
(c) inure to the benefit of the Trustee and its successors, transferees and assigns.

          Notwithstanding anything to the contrary in this Article Twelve, upon

          (a) satisfaction by the Trust of the conditions set forth in Article Four to the satisfaction and discharge of this Indenture,

          (b)  the payment in full of all Secured Obligations, or

          (c) the defeasance of the Securities and this Indenture as provided in Section 1302,

the security interests created under this Indenture shall terminate, and the Trustee shall, at the request and expense of the Trust, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral, to or on the order of the Trust and shall execute and deliver to the Trust an instrument or instruments acknowledging the release of such Collateral from the Lien of this Indenture.

          SECTION 1213.  Certificates and Opinions.
                         -------------------------

          (a) The Trust will furnish to the Trustee, a certificate or opinion of an engineer, appraiser or other expert as to the fair value:

          (i) of any property or securities to be released from the Lien of this Indenture, which certificate or opinion shall state that in the opinion of the Person making the same the proposed release will not impair the security under this Indenture in contravention of the provisions thereof, and which certificate or opinion shall be made by an independent engineer, appraiser or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then-current calendar year, as set forth in the certificates or opinions required by this subsection (i), is 10% or more of the aggregate principal amount of the Securities at the time Outstanding; but such a certificate or opinion of an independent engineer, appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this subsection (i) is less than $25,000 or less than 1% of the aggregate principal amount of the Securities at the time Outstanding;

          (ii) to the Trust of any securities, the deposit of which is to be made the basis for the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the Lien of this Indenture, and if the fair value to the Trust of such securities and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this subsection (ii), is 10% or more of the aggregate principal amount of the Securities at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert; but such certificate of an independent engineer, appraiser or other expert shall not be required with respect to any securities so deposited, if the fair value thereof to the Trust as set forth in the certificate or opinion required by this subsection (ii) is less than $25,000 or less than 1% of the aggregate principal amount of the Securities at the time Outstanding; and

          (iii) to the Trust of any property the subjection of which to the Lien of this Indenture is to be made the basis for the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the Lien of this Indenture, and if

                 (A) within six months prior to the date of acquisition thereof by the Trust, such property has been used or operated by a person or persons other than such obligor, in a business similar to that in which it has been or is to be used or operated by the Trust, and

                 (B) the fair value to the Trust of such property as set forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of the Securities at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert.

          Any such certificate or opinion may be made by an officer or employee of the Trust who is duly authorized to make such certificates or opinions by the Trust from time to time, except in cases in which this subsection (a) requires that such certificate or opinion be made by an independent person. In such cases, such certificate or opinion shall be made by an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          At the time it shall deliver to the Trustee any certificate pursuant to clause (i) of this subsection (a), the Trust also shall deliver to the Trustee an Officers' Certificate as to whether or not a Default or an Event of Default has occurred and is at such time continuing.

          (b) Promptly after the execution and delivery of this Indenture, the Trust will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the Lien intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

          (c) Not later than the 120th day after the end of each of its fiscal years, beginning with its fiscal year ending in 1998, the Trust will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also state such actions as may be necessary or appropriate in order to obtain and maintain a perfected security interest in the Collateral, if such actions are other than as provided in this Indenture, or shall state that no such actions shall be necessary or appropriate other than as provided in this Indenture.

          SECTION 1214.  Additional Covenants of the Trust.
                         ---------------------------------

          Until such time as the Secured Obligations shall have been paid in full, the Trust shall

          (a) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or other right with respect to, any of the Collateral, or create or permit to exist any Lien upon or with respect to the Collateral, except (i) for the Lien of this Indenture, (ii) as permitted under Section 1203(e) and (iii) for any such right that shall not be effective until the Lien of this Indenture on the Collateral shall have been terminated pursuant to Section 1212;

          (b) not permit the Bank to adopt any resolution, by-law, charter amendment or other proposal, or enter into any contractual restriction, the effect of which would be to

               (i) alter the number of shares of Voting Stock that must be voted in favor of any matter to cause its adoption by the Bank or, except to the extent required by law or that the charter of the Bank may otherwise provide as of the date of this Indenture, permit any charter, by-law or other provisions applicable to any class or series of Voting Stock of the Bank to provide for a class or series vote or that any action or resolution may be taken or adopted by holders of the shares of such class or series other than by the vote of a majority thereof at a meeting duly called and held at which a quorum is present or the consent of holders of at least a majority of the shares of such class or series then outstanding, or any class, or

               (ii) classify any directors of the Bank (beyond any classification in effect on the date hereof), permit cumulative voting for directors or take any action that would diminish the ability of a holder of Pledged Bank Stock to remove directors;

          (c) not use any portion of the proceeds of the issue and sale of the Securities for the purpose, whether immediate or incidental, of

               (i) buying or carrying "margin stock" within the meaning of Regulation G prior to April 1, 1998 or "Margin Stock" within the meaning of Regulation U or any successor provision thereto on and after April 1, 1998, or

               (ii) buying, carrying or trading in "securities" within the meaning of Regulation T (12 C.F.R. Part 220, as amended) or buying or carrying any part of an investment contract security which shall be deemed credit for the purpose of buying or carrying the entire security; and

          (d) not change its chief executive office, or change its name, identity or corporate structure in any manner that might make any financing or continuation statements filed hereunder seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other applicable provision of the Uniform Commercial Code), unless it shall have given the Trustee at least 10 days' prior notice thereof (which notice also shall specify the new principal place of business and chief executive office of the Trust, if applicable) and an Opinion of Counsel to the effect specified in Section 1213(c) and unless it shall have taken all such action as may be required under Section 1206 as a result of such change.


                               ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301.  Trust's Option to Effect Defeasance or Covenant
                         -----------------------------------------------
Defeasance.
----------

          The Trust may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

          SECTION 1302.  Defeasance and Discharge.
                         ------------------------

          Upon the Trust's exercise under Section 1301 of the option applicable to this Section 1302, the Trust shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Trust shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Trust, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in
Section 1304 and as more fully set forth in such Section 1304, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Trust's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Trust may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

          SECTION 1303.  Covenant Defeasance.
                         -------------------

          Upon the Trust's exercise under Section 1301 of the option applicable to this Section 1303, the Trust shall be released from its obligations under any covenant contained in Sections 801 and 1009 through 1024 (inclusive) with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Trust may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.
                         -----------------------------------------------

          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

          (1) The Trust shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in United States dollars in an amount, or (B) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Trust may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as clause (x) and (xi) of Section 501 is concerned, at any time during the period ending on the 91/st/ day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Trust is a party or by which it is bound.

          (4) In the case of an election under Section 1302, the Trust shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Trust has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since March 25, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1303, the Trust shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) The Trust must deliver to the Trustee an Opinion of Counsel to the effect that after the 91/st/ day following the deposit or after the date such Opinion of Counsel is delivered the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, laws relating to fraudulent and avoidable transfers).

          (7) The Trust must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Trust with the intent of preferring the Holders of the Securities over the other creditors of the Trust or with the intent of defeating, hindering, delaying or defrauding creditors of the Trust.

          (8) No event or condition may exist that would prevent the Trust from making payments of the principal of (and premium, if any, on), and interest on the Securities, on the date of such deposit.

          (9) The Trust shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

          SECTION 1305.  Deposited Money and U.S. Government Obligations to Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Trust shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Trust from time to time upon Trust Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Trust's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Trust makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Trust shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                               ARTICLE FOURTEEN

                          SUBSTITUTION OF NEW OBLIGOR

          SECTION 1401.  Substitution of Obligor Under the Indenture.
                         -------------------------------------------

          The Trust may at any time on or after January 1, 1999, so long as no Default or Event of Default has occurred and is continuing under this Indenture, without the consent of the Holders of the Securities and notwithstanding, except as set forth below, the other provisions of this Indenture, transfer the Capital Stock of the Bank and any other Collateral (in each case subject to the Lien of the Indenture) owned by the Trust, make the Bank Contribution and contribute capital in the form of Cash Equivalents, in each case to a corporation formed by the Trust (the "New Obligor") and substitute (the "Substitution") the New Obligor as the debtor in respect of all obligations arising from the Securities and the Indenture (as amended pursuant to Section 1402), including the obligation to make a Change of Control Offer and to purchase the Securities in connection therewith, if:

          (a) the New Obligor is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, at the time of the Substitution and immediately after giving effect thereto, the New Obligor has no assets, other than ownership of the Capital Stock of the Bank, the Collateral, the Bank Contribution and Cash Equivalents, no indebtedness other than the Securities, and no operations;

          (b) the New Obligor has obtained all necessary governmental approvals and authorizations for the Substitution, including with respect to the ownership of the common stock and the Voting Stock of the Bank;

          (c) if the Securities have been registered for resale with the Commission, such Securities will continue to be so registered after the Substitution, and if the Securities have not been so registered, the New Obligor will assume the obligations of the Trust under the Registration Rights Agreement;

          (d) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or, as a result of the Substitution, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the New Obligor;

          (e) at the time of the Substitution, the New Obligor becomes the direct legal and beneficial owner of all outstanding common stock and Voting Stock of the Bank owned by the Trust immediately prior thereto;

          (f) the obligations of the New Obligor under the Indenture and the Securities are secured by a first priority perfected security interest in the Pledged Bank Stock and the other Collateral, if any;

          (g) legal opinions, in form and substance satisfactory to the Trustee, shall have been delivered to the Trustee (from whom copies will be available) (in each case dated the date of the Substitution) from independent legal counsel selected by the Trust and reasonably satisfactory to the Trustee, confirming, as appropriate and with respect to applicable law, that upon the Substitution taking place (1) the requirements of the Indenture and the Securities as to the giving of notice to the Holders of the Securities have been met, (2) the Securities, the Indenture (as amended pursuant to Section 1402) and the Registration Rights Agreement are legal, valid and binding obligations of the New Obligor enforceable in accordance with their terms under the laws of the State of New York and the jurisdiction of organization of the New Obligor, (3) the Trustee, on behalf of the Holders of the Securities, has a valid perfected first priority security interest in the Collateral, (4) the New Obligor is not required to be registered as an investment company under the Investment Company Act of 1940, (5) the new Obligor has all necessary government authorizations and approvals with respect to the Substitution and no registration with respect to the transfer is required by any state or federal securities law that has not been obtained, (6) the Substitution and related transfers described above will not constitute a fraudulent conveyance, and (7) the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Substitution and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Substitution had not occurred;

          (h) immediately after giving effect to the Substitution on a pro forma basis, no Default or Event of Default under the Securities or the Indenture (as amended pursuant to Section 1402) will have occurred and be continuing;

          (i) immediately after giving effect to the Substitution on a pro forma basis, the Consolidated Net Worth of the Bank is equal to or greater than the Consolidated Net Worth of the Bank immediately prior to the Substitution and the Consolidated Net Worth of the New Obligor is positive (determined, in the case of the New Obligor, excluding the Bank and its subsidiaries and the Securities), and the Trustee, on behalf of the Holders of the Securities, will have received a solvency opinion from a nationally recognized expert as to the solvency of the New Obligor after giving effect to the Substitution;

          (j) the New Obligor expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, the Trust's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of the Indenture (as amended pursuant to Section 1402) on the part of the Trust to be performed or observed; and

          (k) at the time of the Substitution the Trust will have delivered, or caused to be delivered, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the Substitution, and the supplemental indenture required in connection therewith, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          At the Substitution Date and immediately prior to the Substitution, the Trust will, at its option, either (a) make a cash capital contribution to the Bank or (b) make a cash payment or contribution to the New Obligor that will be deposited into the Bank Contribution Collateral Account with the Custodian, in either case in an amount equal to the Bank Contribution.

          Upon consummation of the Substitution in accordance with the terms of the Indenture, the New Obligor shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under the Indenture (as amended pursuant to Section 1402) and the Securities, except as specifically provided in the Indenture. When the New Obligor assumes all the obligations of the Trust under this Indenture (as amended pursuant to Section 1402), the Securities and the Registration Rights Agreement, the Trust shall be released from those obligations.

          Notice of the Substitution will be mailed at least 30 days but not more than 60 days before the Substitution Date to each Holder of Securities at such Holder's last address as it appears in the Security Register.

          SECTION 1402.  Supplemental Indenture.
                         ----------------------

          Upon the Substitution, and pursuant to the supplemental indenture to be entered into by the New Obligor, the Trustee and the Trust in connection therewith:

          (a) all references in this Indenture and the Securities to the "Trust" will be read to be references to the "New Obligor" and all references to "Board of Trustees" will be read to be references to the "Board of Directors";

          (b) The definitions of "Advisory Fees," "Disinterested Trustee," "Management Agreements," "Nonrecourse Indebtedness," "Permitted Subsidiary Indebtedness," "Real Estate Property," "Reimbursement Agreement," "Retail Notes" and "Single Asset Subsidiary" and Section 1018 and this Article Fourteen will be deleted in their entirety.

          (c)  The following definitions will be added to the Indenture:

          "Board of Directors" means either the board of directors of the New Obligor or any duly authorized committee of that board.

          "Current Interest Loan" means unsecured Indebtedness of the New Obligor, the proceeds of which are used to pay interest on the Securities, made pursuant to a loan that (a) does not mature prior to 2 years after the final Stated Maturity of the Securities, (b) requires no payment of principal or interest (except as provided under clause (b)(xi) of Section
     1011) prior to the final Stated Maturity of the Securities, (c) will not permit acceleration or the occurrence of an event of default thereunder prior to the final Stated Maturity of the Securities and (d) requires the maker of such loan to agree not to join in any petition for the involuntary bankruptcy of the New Obligor.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the New Obligor who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Pledged Subsidiary" has the meaning set forth in clause (b)(ix) of
          Section 1011.

          (d) The definitions of "Asset Sale", "Cash Flow--Indenture", "Permitted Indebtedness", "Permitted Investment", "Restricted Subsidiary" and "Unrestricted Subsidiary" will be amended and restated in their entirety to read as follows:

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the New Obligor or its Restricted Subsidiaries; or (c) any other properties or assets of the New Obligor or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets or Capital Stock (i) that is governed by the provisions of the Indenture described under Article Eight, (ii) in compliance with the Section 1011, or (iii) of any Restricted Subsidiary (other than the Pledged Subsidiary) to the New Obligor or any other Restricted Subsidiary.

          "Cash Flow--Indenture" means with respect to the New Obligor, for any period, all as determined in accordance with GAAP on a consolidated basis for the New Obligor and its Restricted Subsidiaries (other than the Bank and its Subsidiaries) and without duplication, the sum of the following items for such period: (a) consolidated net income (or loss), plus (b) depreciation and amortization expense, plus (c) interest expense, plus (d) equity in losses of investments, less (e) equity in earnings of investments, plus (f) losses on sales of property, less (g) gains on sales of property, plus (h) non-cash charges, less (i) non-cash gains, plus (j) cash distributions received from investments, plus (k) the provision for federal, state, local and foreign income taxes, plus (l) tax sharing payments received by the New Obligor, plus (m) dividends received by the New Obligor from the Bank or any other Restricted Subsidiary.

          "Permitted Indebtedness" means any of the following:

               (a)  Indebtedness of the New Obligor pursuant to the Securities;

               (b) obligations of the New Obligor or any Restricted Subsidiary pursuant to Interest Rate Agreements designed to protect the New Obligor or such Restricted Subsidiary, as the case may be, against fluctuations in interest rates in respect of Indebtedness of the New Obligor or such Restricted Subsidiary, as the case may be, which obligations do not exceed the aggregate principal amount of such Indebtedness;

               (c) Indebtedness of the New Obligor or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

               (d) Indebtedness of any Restricted Subsidiary under any warehouse lines of credit, repurchase agreements or similar facilities that
     (a) is incurred for the purpose of funding the origination or purchase of credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, mortgage loans or mortgage notes that are initially intended to be sold to investors and (b) is secured by credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, mortgage loans, mortgage notes, mortgage-backed securities or any combination thereof owned by such Restricted Subsidiary;

               (e) Indebtedness of the New Obligor or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time (without duplication) not in excess of $20,000,000 plus 50% of the increase in Consolidated Net Worth of the New Obligor from the Substitution Date; provided, however, that such increase in Consolidated Net Worth of the New Obligor will exclude the effect of any change in the valuation of the initial investment in the Bank as recorded on the Substitution Date;

               (f) Indebtedness of the New Obligor (at such time as the New Obligor is not a Wholly Owned Subsidiary of the Trust) to any Person (other than the Bank or its Subsidiaries) under Current Interest Loans in an aggregate amount outstanding at any time to all such Persons not in excess of $40,000,000 (plus any accrued and unpaid interest);

               (g) Indebtedness of any Wholly Owned Restricted Subsidiary (other than the Bank and its Subsidiaries and the Pledged Subsidiary) to the New Obligor, to the extent permitted by Section 1011, except that any transfer of any such Indebtedness by the New Obligor to any other Person shall be deemed to be an incurrence of Indebtedness;

               (h) obligations of the New Obligor under the Capital Maintenance Agreement; provided, however, that this clause (h) is not intended to include any Indebtedness incurred by the New Obligor in connection with complying with its obligations pursuant to such agreement;

               (i) Indebtedness of the Pledged Subsidiary incurred pursuant to clause (b)(ix) of Section 1011;

               (j) obligations of the Pledged Subsidiary pursuant to hedge transactions incurred in the ordinary course of business to protect such Restricted Subsidiary's loan portfolio against fluctuations in prices resulting from changes in interest rates;

               (k) Indebtedness of the New Obligor to the Pledged Subsidiary, the proceeds of which are used to pay interest on the Securities, except that any transfer of such Indebtedness by the Pledged Subsidiary will be deemed to be an incurrence of Indebtedness by the New Obligor; and

               (l) any renewals, extensions, substitutions, refinancings or replacements and any successive refinancings (each, for purposes of this clause (l), a "refinancing") by the New Obligor or any Restricted Subsidiary of any Indebtedness of the New Obligor or such Restricted Subsidiary referred to in clause (e) of this definition and any Indebtedness of the New Obligor or any Restricted Subsidiary incurred in accordance with Section 1011 (other than Permitted Indebtedness), so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by the New Obligor or such Restricted Subsidiary, as the case may be, as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction and
     (ii) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, (A) such new Indebtedness is made subordinate to the Securities at least to the same extent as the Subordinated Indebtedness being refinanced and (B) such new Indebtedness has an Average Life to Stated Maturity and final Stated Maturity of principal that exceeds the Average Life to Stated Maturity and final Stated Maturity of the Subordinated Indebtedness being refinanced).

          "Permitted Investment" means any Investment (i) in cash, (ii) in Cash Equivalents, (iii) of up to $10,000,000 in Wholly Owned Restricted Subsidiaries, (iv) in or by the Bank or its Subsidiaries, (v) in consideration, not constituting Cash Equivalents, received pursuant to an Asset Sale made in compliance with Section 1017 in an aggregate amount of up to 25% of the consideration received with respect to such Asset Sale,
     (vi) constituting cash advances on an intercompany open account basis (A) from the New Obligor to its Restricted Subsidiaries required for working capital, the payment of interest and premium, if any, on and principal of any Indebtedness, expenditures for maintenance and capital improvements, and other operating expenses, to the extent Restricted Subsidiaries have advanced cash to the New Obligor or (B) from any Restricted Subsidiary to the New Obligor, of excess cash on hand from time to time, in each case made in the ordinary course of business and consistent with past practice, or (vii) in any Wholly Owned Restricted Subsidiary of the New Obligor resulting from the acquisition of such Subsidiary for Qualified Capital Stock of the New Obligor or for Qualified Capital Stock of the Trust, such Subsidiary at the time of such acquisition owning Qualified Capital Stock of the Bank and having no other assets in excess of $1,000,000 and no Indebtedness or operations.

          "Restricted Subsidiary" means the Bank and its Subsidiaries, the Pledged Subsidiary and any other Subsidiary of the New Obligor that is not an Unrestricted Subsidiary.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the New Obligor that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate (a "Designation") any Subsidiary of the New Obligor (other than the Bank or any of its Subsidiaries, or a Subsidiary that owns any Capital Stock of, or owns, or holds any Lien on, any property of the New Obligor or any other Restricted Subsidiary of the New Obligor that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if:
     (a) no

     Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (b) the New Obligor could make an Investment in such Unrestricted Subsidiary at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date. In the event of any such Designation, the New Obligor shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1011 of this Indenture for all purposes of this Indenture in the Designation Amount. The Board of Directors may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if: (a) no Default or Event or Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the Indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

          (e)  Sections 1010, 1011, 1012, 1014, 1016, 1017, 1018 and 1019 will be amended and restated in their entirety to read as follows:

          Section 1010. Limitation on Indebtedness.  The New Obligor will not,
                        --------------------------
     and will not permit any Restricted Subsidiary (other than the Bank and its Subsidiaries) to, create, issue, assume, guarantee or otherwise in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such incurrence the New Obligor's Operating Cash Flow Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (or, if the period since the Substitution Date is less than four fiscal quarters, such shorter period on an annualized basis; provided that in no event will such shorter period be less than one fiscal quarter), taken as one period and after giving pro forma effect to (i) the incurrence of such Indebtedness (and all other Indebtedness incurred by the New Obligor and its Restricted Subsidiaries since the end of the most recently completed fiscal quarter of the New Obligor preceding the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any such other Indebtedness), including to refinance other Indebtedness, as if such Indebtedness (and any such other Indebtedness) had been incurred on the first day of such four-quarter period (or, if the period since the Substitution Date is less than four fiscal quarters, the first day of such shorter period) and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the New Obligor or its Restricted Subsidiaries, as the case may be, since the first day of such four quarter period (or, if the period since the Substitution Date is less than four fiscal quarters, the first day of such shorter period), as if such acquisition or disposition occurred on the first day of such four quarter period (or, if the period since the Substitution Date is less
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                                      132

     than four fiscal quarters, the first day of such shorter period), would have been greater than or equal to (x) 2.0 to 1.0 prior to April 1, 1999,
     (y) 2.25 to 1.0 on and after April 1, 1999 and prior to April 1, 2000 and
     (z) 2.50 to 1.0 thereafter.

          Section 1011. Limitation on Restricted Payments.  (a)  The New
                        ---------------------------------
     Obligor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the New Obligor (other than dividends or distributions payable solely in shares of the Qualified Capital Stock of the New Obligor or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the New Obligor or any direct or indirect parent of the New Obligor or any options, warrants or other rights to acquire such Capital Stock;

               (iii) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of any Restricted Subsidiary (other than with respect to (A) any such Capital Stock held by the New Obligor or any of its Wholly Owned Restricted Subsidiaries or (B) any such Capital Stock of the Bank or any of its Subsidiaries) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any Subsidiary of the New Obligor (other than (A) any such Capital Stock of any Wholly Owned Restricted Subsidiary (other than the Bank and its Subsidiaries), (B) any Capital Stock held by the Bank or its Subsidiaries of any of their Subsidiaries or (C) any Capital Stock of any Securitization Entity that is a Subsidiary of the Bank);

               (iv) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness;

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the New Obligor (other than with respect to (A) guarantees of Indebtedness of any Wholly Owned Restricted Subsidiaries of the New Obligor by the New Obligor or by any Restricted Subsidiary (other than by the Bank or any of its Subsidiaries), (B) guarantees of Indebtedness of the Bank or any of its Subsidiaries by another Subsidiary of the Bank or any guarantee by the Bank of Indebtedness of any of its Subsidiaries, (C) guarantees of Indebtedness of the New Obligor by any Restricted Subsidiary (other than the Bank and its

          Subsidiaries) or (D) guarantees of Indebtedness of the Bank or its Subsidiaries by any Affiliate of the New Obligor); or

               (vi)   make any Investment in any Person

     (each of the foregoing actions described in (but not excluded from) clauses
     (i) through (vi), other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment"), provided that such Restricted Payments may be made by the New Obligor or any Restricted Subsidiary (other than the Bank and its Subsidiaries) if, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors of the New Obligor, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of:

               (A) 50% of the aggregate Consolidated Net Income (Loss) of the New Obligor accrued on a cumulative basis during the period beginning on the Substitution Date and ending on the last day of the New Obligor's last fiscal quarter ending prior to the Interest Payment Date immediately preceding the date of such proposed Restricted Payment (or, if such Consolidated Net Income (Loss) shall be a loss, minus 100% of such loss);

               (B) the aggregate net cash proceeds received after the Substitution Date by the New Obligor from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the New Obligor or warrants, options or rights to purchase shares of such Qualified Capital Stock of the New Obligor;

               (C) the aggregate net cash proceeds received after the Substitution Date by the New Obligor as capital contributions;

               (D) the aggregate net cash proceeds received after the Substitution Date by the New Obligor (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Qualified Capital Stock of the New Obligor;

               (E) the aggregate net cash proceeds received after the Substitution Date by the New Obligor from the issuance or sale (other than to any of its Subsidiaries) of debt securities that have been converted into or exchanged for Qualified Capital Stock of the New Obligor, together with the aggregate net cash proceeds received by the New Obligor at the time of such conversion or exchange; and

               (F) the sum of (i) the Available Amount on the Substitution Date, if any, and (ii) $7,500,000;

     provided that the provisions of paragraph (a) will not restrict the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such declaration and payment were permitted by the provisions of paragraph (a).

          (b) Notwithstanding paragraph (a) above, the New Obligor and its Restricted Subsidiaries may take the following actions (each a "Permitted Payment") so long as (other than with respect to (1) clause (v) below to the extent such exchange is required by the OTS and (2) clause (viii) below with respect to the Investment of funds by the Bank and its Subsidiaries in the normal course of business) no Default or Event of Default shall have occurred and be continuing:

               (i) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the New Obligor, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the New Obligor;

               (ii) (A) the repurchase, redemption, defeasance or other acquisition or retirement for value by the Bank of the 13% Preferred Stock or the Series B Preferred Stock, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the New Obligor) of, shares of Qualified Capital Stock of the Bank or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the New Obligor) of new Indebtedness of the Bank which has no Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments, other than as a result of a change of control provision similar to the Securities) on or prior to the final Stated Maturity of principal of the Securities or (B) the acquisition by an Affiliate of the Bank of the 13% Preferred Stock or the Series B Preferred Stock (and the contribution thereof to the Bank for retirement and cancellation) with the proceeds of a cash distribution from the Bank out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the New Obligor) of shares of Qualified Capital Stock of the Bank or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the New Obligor) of new Indebtedness of the Bank which has no Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments, other than as a result of a change of control provision similar to the Securities) on or prior to the final Stated Maturity of principal of the Securities; provided that, after giving effect to such issuance and sale or such incurrence and repurchase, redemption, defeasance or other acquisition or retirement, or such acquisition and contribution and distribution, the Bank has (i) a leverage (core) capital ratio equal to or in excess of 5.5%, (ii) a tier 1 risk-based capital ratio equal to or in excess of 6.5% and (iii) a total risk-based capital ratio equal to or in excess of 11%, as such ratios are calculated in accordance with 12 C.F.R. Section 567 or any successor law or regulation;

               (iii) the repurchase, redemption, defeasance or other acquisition or retirement for value by the Bank or any of its Subsidiaries of Preferred Stock of the Bank or its Subsidiaries (other than the 13% Preferred Stock and the Series B Preferred Stock); provided that, after giving effect to such repurchase, redemption, defeasance or other acquisition or retirement, the Bank has (i) a leverage (core) capital ratio equal to or in excess of 5.5%, (ii) a tier 1 risk-based capital ratio equal to or in excess of 6.5% and
          (iii) a total risk-based capital ratio equal to or in excess of 11%, as such ratios are calculated in accordance with 12 C.F.R. Section 567 or any successor law or regulation;

               (iv)   the redemption by the Bank of any of the PIK Preferred
          Stock;

               (v) the exchange of the CCPCC Preferred Stock for the Series B Preferred Stock;

               (vi) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the New Obligor) of shares of Qualified Capital Stock of the New Obligor;

               (vii) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 1021; provided that prior to such repurchase the New Obligor has made the Change of Control Offer as provided in Section 1021 with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

               (viii) Permitted Investments;

               (ix) the transfer or distribution to the New Obligor or a Wholly Owned Restricted Subsidiary of the New Obligor (other than the Bank and its

          Subsidiaries) of all of the Capital Stock of one and only one Subsidiary of the Bank (such Subsidiary or, in the event such Subsidiary is merged with and into such Wholly Owned Restricted Subsidiary, such Wholly Owned Restricted Subsidiary, is referred to as the "Pledged Subsidiary"); provided that (1) the Fair Market Value of the equity of the Pledged Subsidiary is not in excess of 5% of the sum of (A) the Fair Market Value of the equity of such Subsidiary and (B) the Fair Market Value of the Qualified Capital Stock of the Bank owned by the New Obligor at the time of such transfer, (2) at the time of such distribution the Trustee receives a first priority lien on and security interest in the Capital Stock of the Pledged Subsidiary to secure the payment of the Secured Obligations, (3) any Indebtedness incurred in connection with, or in contemplation of such transfer or distribution will not exceed the greater of (x) $10,000,000 or (y) 80% of the Fair Market Value of the equity of the Pledged Subsidiary, (4) the New Obligor will not, and will not permit the Pledged Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any kind of Lien on or with respect to the property or assets of such Pledged Subsidiary or any income, profits or proceeds therefrom other than a Lien in favor of the Bank or a Lien with respect to Indebtedness incurred pursuant to clauses (d) and (j) of the definition of Permitted Indebtedness (which Liens will be permitted notwithstanding Section 1015), (5) the Pledged Subsidiary will not have at the time of such transfer or thereafter any Subsidiaries, and
          (6) the Pledged Subsidiary will not make loans to or Investments in any Affiliate of the New Obligor (other than the Bank and except as otherwise permitted by clause (a)(ii) of Section 1014) or make any distributions on or with respect to, or redeem, its Capital Stock; provided that the merger permitted by this clause (ix) will not be a change in Collateral requiring amendment or consent under this Indenture so long as the Consolidated Net Worth of the resulting entity is not less than that of the Subsidiary distributed by the Bank;

               (x) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any shares of Qualified Capital Stock of the Bank (other than Preferred Stock) by the Bank;

               (xi)   the making of a Current Interest Loan pursuant to clause
          (f) of the definition of Permitted Indebtedness and the repayment of any such Current Interest Loan so long as at the time of such repayment (a) the New Obligor has paid the interest on the Securities for the two consecutive Interest Payment Dates immediately preceding such repayment and (b) during such period the New Obligor has incurred no additional Indebtedness pursuant to clause (f) of the definition of Permitted Indebtedness; provided that until such time as all Current Interest Loans have been repaid, the New Obligor will not be permitted to make any Restricted Payment in cash pursuant to clause (a)(i) of this Section

          1011; provided further that repayments of Current Interest Loans may only be made pursuant to the conditions in this clause (b)(xi);

               (xii) the making and repayment of any loan from the Pledged Subsidiary pursuant to clause (k) of the definition of "Permitted Indebtedness"; and

               (xiii) the repurchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock), in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of new Subordinated Indebtedness of the New Obligor (such a transaction, a "refinancing"); provided that any such new Indebtedness of the New Obligor (A) shall be in a principal amount that does not exceed an amount equal to the sum of (1) 101% of an amount equal to the principal amount so refinanced less any discount from the face amount of the Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (2) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the New Obligor as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (3) the amount of expenses of the New Obligor incurred in connection with such refinancing; provided further that for purposes of this clause (A), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (B) (x) if such refinanced Subordinated Indebtedness has an Average Life to Stated Maturity shorter than that of the Securities or a final Stated Maturity earlier than the final Stated Maturity of the Securities, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (y) in all other cases, each Stated Maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Indebtedness shall be on or after the final Stated Maturity of principal of the Securities; and (C) is (x) made expressly subordinate to the Securities to substantially the same extent as the Subordinated Indebtedness being refinanced or (y) expressly subordinated to such refinanced Subordinated Indebtedness.

     The actions described in clauses (i), (vi) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for

     Restricted Payments under clause (2) of paragraph (a) above to the extent, in the case of clauses (i) and (vi), the New Obligor receives net cash proceeds and applies them as described in such clauses (i) and (vi), and the actions described in clauses (ii), (iii), (iv), (v), (viii), (ix), (x),
     (xi), (xii) and (xiii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a).

          Section 1012.  Limitation on Issuances and Sales of Capital Stock of
                         -----------------------------------------------------
     Restricted Subsidiaries.  The New Obligor (i) will not permit any of its
     -----------------------
     Restricted Subsidiaries (other than the Bank and its Subsidiaries) to issue any Capital Stock (other than to the New Obligor or a Wholly Owned Restricted Subsidiary of the New Obligor) and (ii) other than with respect to Capital Stock of the Bank and its Subsidiaries, will not permit any Person (other than the New Obligor or a Wholly Owned Restricted Subsidiary) to own any Capital Stock of any of its Restricted Subsidiaries; provided, however, that this covenant shall not prohibit (A) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the New Obligor or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture or
     (B) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law; provided further, however, that the Bank will not, and will not permit any Subsidiary of the Bank to, create any class of common stock if such class of common stock provides for, or entitles any holder thereof to, the payment of dividends or distributions of any kind on any basis other than on a pro rata basis, consistent with the ownership interests of all the holders of the common stock of the Bank or of such Subsidiary, as the case may be, to the holders of all classes of common stock of the Bank or such Subsidiary, as the case may be.

          Section 1014.  Limitation on Transactions with Affiliates.  (a) The
                         ------------------------------------------
     New Obligor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the New Obligor (except that the Bank and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Bank and the New Obligor and any Wholly Owned Restricted Subsidiary of the New Obligor (other than the Bank and its Subsidiaries) may enter into any transaction or series of related transactions with any other Wholly Owned Restricted Subsidiary without limitation under this covenant) unless (1) such transaction or series of related transactions is in writing on terms that are no less favorable to the New Obligor or such Restricted Subsidiary of the New Obligor, as the case may be, than would be available in a comparable transaction in an arm's-length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that in good faith would be offered to a Person that is not an Affiliate, (2) with respect to any transaction or series of related transactions in which the New Obligor and its Restricted Subsidiaries will receive or render value or incur obligations or make aggregate payments in excess of $5,000,000, the New Obligor delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the New Obligor and (3) with respect to any transaction or series of related transactions in which the New Obligor and its Restricted Subsidiaries will receive or render value or incur obligations or make aggregate payments in excess of $20,000,000, or in the event no members of the Board of Directors of the New Obligor are Disinterested Directors with respect to any transaction or series of related transactions included in clause (2), the New Obligor delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the New Obligor and such Restricted Subsidiary from a financial point of view; provided, however, that this covenant will not restrict (i) transactions entered into pursuant to any agreement in effect on the Substitution Date and not made in contemplation of the Substitution, (ii) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the New Obligor or any of its Subsidiaries, (iii) any transaction or series of related transactions in which the total amount involved does not exceed $100,000, (iv) payment of legal expenses incurred on behalf of the New Obligor or its Subsidiaries; provided, however, that such expenses paid by the Bank and its Subsidiaries for or on behalf of the New Obligor or any other Restricted Subsidiary (other than a Subsidiary of the Bank) shall not exceed $500,000 in any fiscal year, (v) transactions permitted under
     Section 1011, (vi) checking or other deposit products and investment management and advisory services and insurance products, in each case that the Bank and its subsidiaries customarily offer to their respective customers in the ordinary course of business, (vii) payments pursuant to the Tax Sharing Agreement, (viii) payments by the New Obligor to the Bank pursuant to the Capital Maintenance Agreement, and (ix) the contribution of Cash Equivalents to the New Obligor or any Restricted Subsidiary (other than the Bank and its Subsidiaries) in return for Qualified Capital Stock of the New Obligor or such Restricted Subsidiary.

          (b) If the Bank shall fail to comply with any of its Regulatory Capital Requirements set forth in clauses (i) and (ii)(x) of the definition thereof, then the New Obligor shall not and shall not permit any of its Restricted Subsidiaries (other than the Bank or its Subsidiaries) to, directly or indirectly, make any payments pursuant to clause (a)(iv) above, any Restricted Payments otherwise permitted by clause (a)(2) of Section 1011, any Permitted Payments, other than actions permitted by clauses (iv),
     (v) and (xiii) of paragraph (b) of Section 1011, or any Investments in any Person (other than Permitted Investments permitted by clause (i), (ii),
     (iv) or (vi) of the definition thereof) or otherwise engage in any activity (including purchases, acquisition by lease and other acquisitions of additional real property and buildings) other than operating its then existing businesses in the ordinary course until the Bank shall have complied with such Regulatory Capital Requirements.

          Section 1016. Restriction on Transfer of Assets to Subsidiaries.  The
                        -------------------------------------------------
     New Obligor will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries except for sales, conveyances, transfers or other dispositions of assets or property in an amount permitted by Section 1011.

          Section 1017. Limitation on Sale of Assets.  The New Obligor will not,
                        ----------------------------
     and will not permit any of its Restricted Subsidiaries (other than the Bank and its Subsidiaries) to, engage in any Asset Sale unless (i) the consideration received by the New Obligor or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the Capital Stock or assets sold (as determined by the Board of Directors of the New Obligor, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the New Obligor or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% Cash Equivalents.

          Section 1018.  [Intentionally omitted]

          Section 1019. Limitation on Dividend and Other Payment Restrictions
                        -----------------------------------------------------
     Affecting Restricted Subsidiaries.  The New Obligor will not, and will not
     ---------------------------------
     permit any of its Restricted Subsidiaries (other than the Bank and its Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the New Obligor or any other Restricted Subsidiary, (c) make loans or advances to the New Obligor or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the New Obligor or any Restricted Subsidiary or (e) guarantee any Indebtedness of the New Obligor or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any lease governing a leasehold interest or equipment of the New Obligor or any Restricted Subsidiary, (iii) customary due on sale and other restrictions on transfer contained in mortgages and deeds of trust, (iv) the Indenture and (v) any Indebtedness incurred by the Pledged Subsidiary pursuant to clause (d) of the definition of "Permitted Indebtedness."


          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 B.F. SAUL REAL ESTATE
                                 INVESTMENT TRUST


                                 By__________________________
                                    Title:


Attest:_______________________
       Title:


                                 NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION


                                 By__________________________
                                    Title:

                                                                       EXHIBIT A

                                [FACE OF NOTE]

                    B. F. SAUL REAL ESTATE INVESTMENT TRUST

               9 3/4% [Series B]/*/ Senior Secured Note due 2008

                                         CUSIP

No. ________                                                     $

          B. F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust existing and operating under a declaration of trust governed by the laws of the State of Maryland (the "Trust," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, the principal sum of _________ ($__________), on April 1, 2008.

         [Initial Interest Rate:    9 3/4% per annum.]/**/
         [Interest Rate:            9 3/4%  per annum.]/*/
         Interest Payment Dates:    October 1 and April 1, commencing
                                    October 1,1998.
         Regular Record Dates:      September 15 and March 15 .

         This Note is a nonrecourse obligation of the Trust, and the sole recourse for collection of principal, premium, if any, and interest on this Note will be against the Pledged Bank Stock and the other Collateral. The Trust's obligations under this Note are not guaranteed directly or indirectly by the Trust or any of its subsidiaries (including the Bank and its subsidiaries), and the Trust shall not be liable in any respect (except to the extent of its interest in the Pledged Bank Stock and the other Collateral) for the payment of any obligation due under this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

__________________________

/*/   Include only for Exchange Securities.

/**/  Include only for Exchange Securities.

         IN WITNESS WHEREOF, the Trust has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                               B. F. SAUL REAL ESTATE
                                      INVESTMENT TRUST


                                    By:_________________________________________
                                       Title:


Attest:________________________________
       Title:

               (Form of Trustee's Certificate of Authentication)

                         CERTIFICATE OF AUTHENTICATION

This is one of the 9 3/4% [Series B]/*/ Senior Secured Notes due 2008 described in the within-mentioned Indenture.


                                    NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                    as Trustee


                                    By:________________________
                                         Authorized Signatory

___________________
/*/  Include only for Exchange Securities.

                            [REVERSE SIDE OF NOTE]

                    B. F. SAUL REAL ESTATE INVESTMENT TRUST

              9 3/4%  [Series B]/*/ Senior Secured Note due 2008

1.  Principal and Interest.
    ----------------------

          The Trust will pay the principal of this Note on April 1, 2008.

          The Trust promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 9 3/4% per annum (subject to adjustment as provided below) [except that interest accrued on this Note (or the predecessor Note hereto) pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement) will accrue at the rate or rates borne by the predecessor Note hereto from time to time during such periods pursuant to the Registration Rights Agreement as set forth below]./*/

          Interest will be payable semiannually on each Interest Payment Date, commencing October 1, 1998, to the holders of record of the Notes or any predecessor Notes at the close of business on the September 15 or March 15 immediately preceding the Interest Payment Date.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of March 25, 1998, between the Trust and the Initial Purchasers party thereto (the "Registration Rights Agreement"). In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th calendar day following the date hereof,
(ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the date hereof, or (iii) the Exchange Offer is not consummated prior to the 180th day following the date hereof or a Shelf Registration Statement with respect to the Registrable Notes is not declared effective on or prior to the 180th day following the date hereof, the interest rate borne by the Notes shall be increased by one-half of one percent per annum following such 45-day period in the case of clause (i) above, following such 150-day period in the case of clause (ii) above or following such 180-day period in the case of clause (iii) above, which rate will be increased by an additional one-half of one percent per annum for each 30-day period that any additional interest continues to accrue, provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the

_________________________
/*/  Include only for Exchange Securities.

45-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (ii) above or, (z) consummation of the Exchange Offer, or the effectiveness of the Shelf Registration Statement, as the case may be, after the 180-day, period described in clause (iii) above, the interest rate borne by the Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Trust is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, a different event specified in clauses (i), (ii) or
(iii) above occurs, the interest rate will again be increased and thereafter reduced pursuant to the foregoing conditions. If the Trust issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction, or such a notice is required under applicable securities laws to be issued by the Trust, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days per occurrence or more than 90 days in the aggregate in a calendar year, then the interest rate borne by the Notes will be increased by one-half of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the period permitted above, which rate shall be increased by an additional one-half of one percent per annum for each subsequent 30-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent per annum. Upon the Trust declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the original interest rate if the Trust is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate a different event of the kind described in the preceding event occurs, the interest rate will again be increased and thereafter reduced pursuant to the foregoing conditions.]/*/

          If certain Defaults specified in the Indenture, occurs and are continuing, or an Event of Default occurs and is continuing, the interest rate borne by the Notes will be increased by 2% per annum until such Default or Event of Default, as the case may be, is cured or waived. Such interest will accrue from the date of such Default or Event of Default, as the case may be, and will be payable after the time the Trust has knowledge of such Default or Event of Default. If not paid on any Interest Payment Date, the Trust may elect to make payment of any such interest to the Persons in whose names the Note (or predecessor Note) is registered at the close of business on a Special Record Date or in any other lawful manner not inconsistent with the requirements of any Securities exchange on which the notes are listed.

          Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange therefor]/**/ or, if no interest has

______________________
/*/   Include only for Initial Securities.

/**/  Include only for Initial Securities.

been paid, from March 25, 1998; provided that, if there is no existing default
                                --------
in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Trust will pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.  Substitution of Obligor on the Notes
    ------------------------------------

          The Indenture provides that, subject to certain conditions, the Trust may elect to transfer the obligations under the Notes and the Indenture, together with the ownership of the Pledged Bank Stock and the other Collateral, to the New Obligor (as defined in the Indenture). Thereafter, the Note will be a nonrecourse obligation of the New Obligor, and the sole recourse for collection of principal, premium, if any, and interest on this Note will be against the Pledged Bank Stock and the other Collateral. The New Obligor's obligations under this Note will not be guaranteed directly or indirectly by the New Obligor or any of its subsidiaries (including the Bank and its subsidiaries), and the New Obligor shall not be liable in any respect (except to the extent of its interest in the Pledged Bank Stock and the other Collateral) for the payment of any obligations under this Note.

3.  Method of Payment.
    -----------------

          The Trust will pay interest (except Defaulted Interest and Additional Interest) on the principal amount of the Notes on each October 1 and April 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the September 15 or March 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date. The Trust will pay the principal of this Note to the Holder that surrenders this Note to any Paying Agent on or after April 1, 2008.

          The Trust will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private, debts. However, the Trust may pay principal, premium, if any, and, except to the extent otherwise provided in the Indenture, interest by its check payable in such money. The Trust will pay interest payable by check by mailing such check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and, subject to the provisions of the Indenture, no interest shall accrue for the intervening period.

4.  Paying Agent and Registrar.
    --------------------------

          Initially, the Trustee will act as authenticating agent, Paying Agent and Securities Registrar. The Trust may change any authenticating agent, Paying Agent or Securities Registrar upon written notice thereto. The Trust, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Securities Registrar or co-registrar.

5.  Indenture; Limitations.
    ----------------------

          The Trust issued the Notes under an Indenture, dated as of March 25, 1998 (the "Indenture"), between the Trust and Norwest Bank Minnesota, National Association as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are secured general obligations of the Trust, secured by the Collateral. The Indenture limits the aggregate principal amount of the Notes to $200,000,000.

6.  Redemption.
    ----------

          The Notes may be redeemed at the option of the Trust, as a whole or from time to time in part, at any time on or from time to time on or after April 1, 2003 at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the applicable Interest Payment
Date), if redeemed during the 12-month period beginning April 1 of each of the years set forth below:

                                                      Redemption
          Year                                          Price
          ----                                          ------

          2003........................................ 104.875%
          2004........................................ 103.250%
          2005........................................ 101.625%
          2006 and thereafter......................... 100.000%

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than

$1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Trust defaults in the payment of the Redemption Price.

          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to April 1, 2003, the Notes will be redeemable at the option of the Trust, in whole or in part, on not less than 30 nor more than 60 days' prior written notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (x) the principal amount thereof, plus (y) accrued and unpaid interest, if any, to the applicable date of redemption, plus (z) the Applicable Premium.

7.  Repurchase upon a Change in Control.
    -----------------------------------

          Upon the occurrence of a Change in Control, the Trust shall be obligated to make an offer to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change in Control Payment").

          A notice of each Change in Control will be mailed within 30 days after such Change in Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Trust in part. On and after the Change in Control Purchase Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Trust, unless the Trust defaults in the payment of the Change in Control Payment.

8.  Denominations; Transfer; Exchange.
    ---------------------------------

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.
    ---------------------

          A Holder may be treated as the owner of a Note for all purposes.

10.  Unclaimed Money.
     ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Trust. After that, Holders entitled to the money must look to the Trust for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or inconsistency provided such change does not adversely affect in any material respect the interests of the Holders of the Notes.

12.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants, including but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on asset sales; (v) restriction on transfer of assets to subsidiaries; (vi) limitation on Restricted Subsidiaries;
(vii) limitation on dividend and other payment restrictions affecting Restricted Subsidiaries; (viii) limitation on issuances and sales of Restricted Subsidiary stock; (ix) required ownership of Bank common stock; (x) limitation on disposal of, or liens on, the Collateral; (xi) restriction on use of proceeds to purchase securities; (xii) change of control; and (xiii) restrictions on merger, consolidation and sale of assets of the Trust. At the end of each fiscal quarter, the Trust must report to the Trustee on compliance with such covenants.

13.  Successor Persons.
     -----------------

          When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the Indenture (including, but not limited to, the New Obligor), the predecessor Person will be released from those obligations.

14.  Defaults and Remedies.
     ---------------------

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

15.  Security.
     --------

          This Note is secured by a security interest in certain Collateral, as provided in the Indenture, and is entitled to the benefits thereof.

16.  Trustee Dealings with Trust.
     ---------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Trust and its Affiliates as if it were not the Trustee.

17.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

19.  Defeasance.
     ----------

          The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Trust with certain conditions set forth in the Indenture.

20.  Copy of Indenture.
     ------------------

          The Trust will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to B. F. Saul Real Estate Investment Trust, 8401 Connecticut Avenue, Chevy Chase, Maryland 20815,
Attention:  Secretary.

21.  No Personal Liability.
     ---------------------

          The covenants and obligations set forth in this Note and in the Indenture as having been made by the Trust have been made or assumed by the trustees or officers of the Trust acting as such trustees or officers pursuant to the authority vested in them under the Declaration of Trust under which the Trust is governed. This Note and the Indenture have been executed by trustees or officers of the Trust in their capacities as trustees or officers under such Declaration of Trust, and not individually, and, in accordance with the provisions of the Declaration of Trust, the covenants and obligations of the Trust or the trustees of the Trust hereunder and under the Indenture are not personally binding upon, nor shall resort be had to the private property of, any of the trustees or shareholders, officers, employees or agents of the Trust, but the property of the Trust only shall be bound.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, personally, against any organizer of the Trust, holder of shares of beneficial interest of the Trust, officer or trustee, past, present or future, as such, of the Trust or of any predecessor or successor of the Trust whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

22. Defined Terms.
    -------------

          Capitalized terms not otherwise defined in this Note shall have the meaning ascribed to them in the Indenture.

                           [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

___________________________________________
___________________________________________

(Please print or typewrite name and address including zip code of assignee)

___________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________
its attorney to transfer such Note on the books of the Trust with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                           EXCEPT OFFSHORE PHYSICAL
                                 CERTIFICATES]


          In connection with any transfer of this Note occurring prior to the date which is the earlier of the (i) date of an effective Registration Statement or (ii) three years after the later of the original issuance of this Note or the last date on which this Note was held by a Affiliate of the Trust, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                  [Check One]
                                   ---------

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder,

                                       or
                                       --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date:___________

                         __________________________________________
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee/*/:____________________________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and that each is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that each is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:______________          _______________________________________
                              NOTICE: To be executed by an
                                      executive officer

____________________________
/*/ Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Trust pursuant to
Section 1021 of the Indenture, check the Box: [_].

          If you wish to have a portion of this Note purchased by the Trust pursuant to Section 1021 of the Indenture, state the amount (in original principal amount) below:


                         $__________.


Date:______________

Your Signature:______________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee/*/:___________________________________________________




____________________________
/*/ Guarantor must be a member of the Securities Transfer Agents Medallion
    Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                                                                       EXHIBIT B
                                                                       ---------



                              Form of Certificate
                              to Be Delivered upon
                        Termination of Restricted Period
                        --------------------------------

                            On or after May 4, 1998

Norwest Bank Minnesota,
National Association, as Trustee
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069

               Re: B. F. Saul Real Estate Investment Trust (the "Trust") 9 3/4%[Series B]/*/ Senior Secured Notes due 2008 (the
               ------------------------------------------------------
               "Securities")
               ------------

Ladies and Gentlemen:

          This letter relates to $____________________ principal amount of Securities represented by the global note certificate (the "Offshore Global Security"). Pursuant to Section 201 of the Indenture dated as of March 25, 1998 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Offshore Global Security and (2) we are a Non-U.S. Person to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended ("Regulation S").
Accordingly, you are hereby requested to issue a Offshore Physical Security representing the undersigned's interest in the principal amount of Securities represented by the Offshore Global Security, all in the manner provided by the Indenture.

          You and the Trust are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Holder]


                              By:____________________________________
                                         Authorized Signature
______________________
/*/ Include only for Exchange Securities

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate to Be
                          Delivered in Connection with
            Transfers to Non-QIB Institutional Accredited Investors
            -------------------------------------------------------


                                     [Date]


B. F. Saul Real Estate Investment Trust
c/o Norwest Bank Minnesota, N.A., as Trustee
Corporate Trust Services
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0069


               Re:  B. F. Saul Real Estate Investment Trust (the "Trust")
                    9 3/4% Senior Secured Notes due 2008 (the "Securities")
                    -------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of $ aggregate principal amount of the Securities, we confirm that:

          1. We have received such information regarding the Trust and Chevy Chase Bank, F.S.B. as we deem necessary in order to make our investment decision.

          2. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable law; and may not be offered, sold, or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Trust or any affiliate of the Trust was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Trust, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
     (d) pursuant to offers and sales to non-U.S.

     persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act with total assets in excess of $5,000,000 that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter to the Trustee (the "Trustee") under the Indenture pursuant to which the Notes are being issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act with total assets in excess of $5,000,000 and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Trust and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Trust and the Trustee.

          3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) with total assets in excess of $5,000,000 purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          4. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                    Very truly yours,

                    By: (NAME OF PURCHASER)
                    Date:



          Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:


Name:________________________

Address:_____________________

Taxpayer ID Number:__________

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                     [Date]



Norwest Bank Minnesota,
National Association, as Trustee
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069

Re:  B. F. Saul Real Estate Investment Trust (the "Trust")
     9 3/4% Senior Secured Notes due 2008 (the "Securities")
     -------------------------------------------------------


Ladies and Gentlemen:

     In connection with our proposed sale of $____ aggregate principal amount of Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

          1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

          4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of March 25 1998, among the Trust and the Trustee, or we are an officer or director of the Trust or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

          You and the Trust are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:_________________________________
                                         Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------

                             Rule 144A Certificate


To:  Norwest Bank Minnesota,
     National Association, as Trustee
     Norwest Center
     Sixth Street and Marquette Avenue
     Minneapolis, Minnesota 55479-0069

     Attention: Corporate Trust Division

     Re:  B.F. Saul Real Estate Investment Trust (the "Trust")
          9 3/4% Senior Subordinated Notes due 2008 (the "Notes")
          -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. If the Trust is not subject to
Section 13 or 15(d) of the Exchange Act, prior to the date of this Certificate we have been given the opportunity to obtain from the Trust the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

          You and the Trust are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [NAME OF PURCHASER]


                              By:__________________________
                                 Name:
                                 Title:
                                 Address:

Date of this Certificate:  __________ __, 199_

                                                                       EXHIBIT F
                                                                       ---------

                            SUBORDINATION AGREEMENT

          AGREEMENT, dated as of _______ __, ____ between B.F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust existing and operating under a declaration of trust governed by the laws of the State of Maryland (the "Trust"), and ____________________, a _______________________________ (the
"Subsidiary")

                                    RECITAL

          A. The Trust has issued and may in the future issue its 9 3/4% Senior Secured Notes due 2008 and 9 3/4% Series B Senior Secured Notes due 2008 pursuant to the Indenture (the "Indenture") dated as of March 25, 1998 between the Trust and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Indenture.

          B. Indebtedness of the Trust to the Subsidiary at _____________, 1998 amounted in to $___________________ in aggregate principal amount (such indebtedness in such principal amount being the "Initial Indebtedness"), which such amount remains unchanged as of March 25, 1998 except with respect to such changes as may be effected by the Tax Sharing Agreement.

          C. The Subsidiary may, from time to time after _______________, 1998, provide additional loans to the Trust (such loans, whether or not constituting a refunding or refinancing of the Initial Indebtedness, being the "New Subsidiary Loans").

          D. It is a condition to permitting the New Subsidiary Loans under certain covenants of the Indenture, and the Subsidiary and the Trust desire, that all such loans from the Subsidiary to the Trust be, governed by and subject to the provisions of this Agreement.

          NOW, THEREFORE, in consideration of the premises hereof, and for other good and valuable consideration, the parties agree as follows:

          Section 1.  Subordination.  (a)  Definition of Senior Indebtedness.
                      -------------        ---------------------------------
For purposes of this Agreement, "Senior Indebtedness" means all principal of and premium, if any, and interest on (such interest, wherever referred to in this Agreement, being deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any applicable default rate, to the extent lawful) specified in any document evidencing such Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) the Securities.

          (b) Subordination of New Subsidiary Loans.  The Trust and the
              -------------------------------------
Subsidiary each covenants and agrees that, to the extent and in the manner hereinafter set forth in this Section, the New Subsidiary Loans owing from time to time by the Trust to the Subsidiary and the payment of the principal of and premium, if any, and interest on the New Subsidiary Loans are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, of the Senior Indebtedness.

          This Agreement shall constitute a continuing offer to all persons who become Holders, and such provisions are made for the benefit of the holders of Senior Indebtedness, and the Holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders need not prove reliance on the subordination provisions hereof.

          (c) Payment Over of Proceeds Upon Dissolution, etc.  In the event of
              ----------------------------------------------
(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Trust or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Trust, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Trust, then and in any such event:

          (1) the holders of all Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Subsidiary is entitled to receive any payment on account of principal of (or premium, if any) or interest on the New Subsidiary Loans; and

          (2) any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subsidiary would be entitled but for the provisions of this Agreement, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Trust being subordinated to the payment of the New Subsidiary Loans, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Trustee, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section, the Subsidiary shall have received any such payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, on account of the New Subsidiary Loans, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Trust being subordinated to the payment of the New Subsidiary Loans, before all Senior Indebtedness is paid in full, in cash or cash equivalents, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Trust for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (d) No Payment When Specified Senior Indebtedness in Default.  (1)
              --------------------------------------------------------
(i) In the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or (ii) in the event that any other Event of Default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by the Trust on account of the principal of (or premium, if any) or interest on the New Subsidiary Loans or on account of the purchase or redemption or other acquisition of New Subsidiary Loans, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist or any acceleration of the Senior Indebtedness shall have been rescinded or annulled or the Holders or their agents shall have waived the benefits of this Section or the Senior Indebtedness shall have been paid in full.

          In the event that, notwithstanding the foregoing, the Trust shall make any payment to the Subsidiary prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Trustee.

          (e) Payment Permitted if No Default.  Nothing contained in this
              -------------------------------
Section shall prevent the Trust, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Trust referred to in Subsection (c) above or under the conditions described in Subsection (d) above, from making payments at any time of principal of (and premium, if any) or interest on the New Subsidiary Loans.

          (f) Subrogation to Rights of Holders of Senior Indebtedness.  Subject
              -------------------------------------------------------
to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, the Subsidiary shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the New Subsidiary Loans shall be paid in full.

          (g) Provisions Solely to Define Relative Rights.  The provisions of
              -------------------------------------------
this Section are and are intended solely for the purpose of defining the relative rights of the

Subsidiary on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement is intended to or shall (1) impair, as among the Trust, its creditors other than holders of Senior Indebtedness and the Subsidiary, the obligation of the Trust, which is absolute and unconditional, to pay to the Subsidiary the principal of (and premium, if any) and interest on the New Subsidiary Loans as and when the same shall become due and payable in accordance with their terms; or (2) affect the relative rights against the Trust of the Subsidiary and creditors of the Trust other than the holders of Senior Indebtedness; or (3) prevent the Subsidiary from exercising all remedies otherwise permitted by applicable law upon default under the New Subsidiary Loans, subject to the rights, if any, under this Section of the holders of Senior Indebtedness (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Trust referred to in Subsection (c) above, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (ii) under the conditions specified in Subsection (d), to prevent any payment prohibited by such Subsection.

          (h) No Waiver of Subordination Provisions.  No right of any present or
              -------------------------------------
future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trust or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Trust with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Subsidiary, without incurring responsibility to the Subsidiary and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the Subsidiary to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Trust and any other Person.

          (i) Notice to Subsidiary.  The Trust shall give prompt written notice
              --------------------
to the Subsidiary of any fact known to the Trust which would prohibit the making of any payment to the Subsidiary in respect of the New Subsidiary Loans.

          (j) Rescission.  The provisions of this Section shall continue to be
              ----------
effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Trust or otherwise, all as though such payment had not been made.

          Section 2. Allocation of Repayments First to Initial Indebtedness.
                     ------------------------------------------------------
All repayments of Indebtedness owing by the Trust to the Subsidiary shall be applied first to the Initial Indebtedness and second to the New Subsidiary Loans.

          Section 3. Amendments, Etc.  No amendment or waiver of any
                     ----------------
provision of this Agreement, or consent to depart therefrom is permitted at any time for any reason, except with the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Securities.

          Section 4. Assignment.  No party to this Agreement may assign, in
                     ----------
whole or in part, any of its rights and obligations under this Agreement, except to its legal successor-in-interest.

          Section 5. Third Party Beneficiaries.  The Trustee and the Holders
                     -------------------------
shall be third party beneficiaries to this Agreement and shall have the right to enforce this Agreement against the Trust and the Subsidiary.

          Section 6. Headings.   Section and Subsection headings in this
                     --------
Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 7. Entire Agreement.  This Agreement sets forth the entire
                     ----------------
agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

          Section 8. Governing Law.  This agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York.

          Section 9. Termination of Agreement.  This Agreement shall
                     ------------------------
terminate at such time as the Lien of the Indenture on the Collateral shall terminate pursuant to Section 1212 of the Indenture or the Trust shall be released from its obligations under the covenants contained in Section 1010 of the Indenture upon the exercise of its option under Section 1301 thereof to effectuate a covenant defeasance under Section 1303 thereof.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above stated.

                              B.F. SAUL REAL ESTATE INVESTMENT TRUST


                              By____________________________________
                                  Title:

                              ______________________________________


                              By____________________________________
                                  Title: